                                                                   Exhibit 10.10



================================================================================


                                CREDIT AGREEMENT


                           dated as of August 27, 1999


                                      among


                     BLACK BOX CORPORATION OF PENNSYLVANIA,


                              BLACK BOX CORPORATION


                                       and


                                MELLON BANK, N.A.


================================================================================

                                Table of Contents


Section                                              Title                                                     Page
-------                                              -----                                                     ----


ARTICLE I     DEFINITIONS; CONSTRUCTION...........................................................................1

         1.01     Certain Definitions.............................................................................1

         1.02     Construction....................................................................................1

         1.03     Accounting Principles...........................................................................1


ARTICLE II    REVOLVING CREDIT....................................................................................3

         2.01     Revolving Credit Loans..........................................................................3

         2.02     Revolving Credit Commitment Fee.................................................................3

         2.03     Making of Revolving Credit Loans................................................................4

         2.04     Interest Rates..................................................................................4

         2.05     Conversion or Renewal of Interest Rate Options..................................................6

         2.06     Prepayments Generally...........................................................................7

         2.07     Optional Prepayments............................................................................8

         2.08     Interest Payment Dates..........................................................................8

         2.09     Payments Generally; Interest on Overdue Amounts.................................................8

         2.10     Additional Compensation in Certain Circumstances................................................9

         2.11     Taxes..........................................................................................10

         2.12     Funding by Branch, Subsidiary or Affiliate.....................................................11


ARTICLE III     GUARANTY AND SURETYSHIP..........................................................................12

         3.01     Guaranty and Suretyship........................................................................12

         3.02     Obligations Absolute...........................................................................12

         3.03     Waivers, etc...................................................................................14

         3.04     Reinstatement..................................................................................14

         3.05     No Stay........................................................................................15

         3.06     Payments.......................................................................................15

         3.07     Subrogation, etc...............................................................................15

         3.08     Continuing Guaranty............................................................................15

         3.09     Subordination..................................................................................15

ARTICLE IV     REPRESENTATIONS AND WARRANTIES....................................................................16

         4.01     Corporate Status...............................................................................16

         4.02     Corporate Power and Authorization..............................................................16

         4.03     Execution and Binding Effect...................................................................16

         4.04     Governmental Approvals and Filings.............................................................16

         4.05     Absence of Conflicts...........................................................................16

         4.06     Audited Financial Statements...................................................................17

         4.07     Absence of Undisclosed Liabilities.............................................................17

         4.08     Absence of Material Adverse Changes............................................................17

         4.09     Accurate and Complete Disclosure...............................................................17

         4.10     Margin Regulations.............................................................................18

         4.11     Subsidiaries...................................................................................18

         4.12     Partnerships, etc..............................................................................18

         4.13     Ownership and Control..........................................................................18

         4.14     Litigation.....................................................................................18

         4.15     Absence of Events of Default...................................................................19

         4.16     Absence of Other Conflicts.....................................................................19

         4.17     Insurance......................................................................................19

         4.18     Title to Property..............................................................................19

         4.19     Intellectual Property..........................................................................19

         4.20     Taxes..........................................................................................19

         4.21     Employee Benefits..............................................................................19

         4.22     Environmental Matters..........................................................................20

         4.23     Solvency.......................................................................................21

         4.24     Regulatory Status..............................................................................21

         4.25     Permits and Other Operating Rights.............................................................21

         4.26     Year 2000 Compliance...........................................................................21

ARTICLE V     CONDITIONS OF LENDING..............................................................................22

         5.01     Conditions to Initial Revolving Credit Loans...................................................22

         5.02     Conditions to All Revolving Credit Loans.......................................................22


ARTICLE VI    AFFIRMATIVE COVENANTS..............................................................................23

         6.01     Basic Reporting Requirements...................................................................23

         6.02     Insurance......................................................................................26

         6.03     Payment of Taxes and Other Potential Charges and Priority Claims...............................26

         6.04     Preservation of Corporate Status...............................................................27

         6.05     Governmental Approvals and Filings.............................................................27

         6.06     Maintenance of Properties......................................................................27

         6.07     Avoidance of Other Conflicts...................................................................27

         6.08     Financial Accounting Practices.................................................................28

         6.09     Use of Proceeds................................................................................28

         6.10     Continuation of or Change in Business..........................................................28

         6.11     Consolidated Tax Return........................................................................28

         6.12     Fiscal Year....................................................................................28


ARTICLE VII   NEGATIVE COVENANTS.................................................................................29

         7.01     Consolidated Net Worth.........................................................................29

         7.02     Leverage.......................................................................................29

         7.03     Cash Flow......................................................................................29

         7.04     Liens..........................................................................................29

         7.05     Indebtedness...................................................................................30

         7.06     Guarantees, Indemnities of the Borrower, etc...................................................31

         7.07     Loans, Advances and Investments................................................................31

         7.08     Dividends and Related Distributions............................................................32

         7.09     Sale-Leasebacks................................................................................32

         7.10     Mergers, Acquisitions, etc.....................................................................32

         7.11     Dispositions of Properties.....................................................................32

         7.12     Dealings with Affiliates.......................................................................33

         7.13     Capital Expenditures...........................................................................33

         7.14     Limitation on Other Restrictions on Liens......................................................33

         7.15     License Agreement..............................................................................33


ARTICLE VIII   DEFAULTS..........................................................................................33

         8.01     Events of Default..............................................................................33

         8.02     Consequences of an Event of Default............................................................35


ARTICLE IX     MISCELLANEOUS.....................................................................................36

         9.01     Holidays.......................................................................................36

         9.02     Records........................................................................................36

         9.03     Amendments and Waivers.........................................................................36

         9.04     No Implied Waiver; Cumulative Remedies.........................................................36

         9.05     Notices........................................................................................36

         9.06     Expenses; Taxes; Indemnity.....................................................................37

         9.07     Severability...................................................................................37

         9.08     Prior Understandings...........................................................................38

         9.09     Duration; Survival.............................................................................38

         9.10     Counterparts...................................................................................38

         9.11     Limitation on Payments.........................................................................38

         9.12     Set-Off........................................................................................38

         9.13     Successors and Assigns; Participations.........................................................39

         9.14     Governing Law; Submission to Jurisdiction: Waiver of Jury Trial; Limitation of
                           Liability.............................................................................40

         9.15     Confidentiality................................................................................41

         Exhibit A - Form of Revolving Credit Note
         Exhibit B - Form of Note (Stock Payments)
         Exhibit C - Subordination Terms
         Exhibit D - Form of Term Loan Note

         Schedule 4.01 - Jurisdictions of Incorporation
         Schedule 4.11 - Capitalization of Subsidiaries
         Schedule 4.12 - Joint Ventures
         Schedule 4.13 - Capitalization of Borrower and Guarantor
         Schedule 4.14 - Litigation
         Schedule 4.21 - Plans and Multiemployer Plans
         Schedule 7.04 - Existing Liens
         Schedule 7.05 - Existing Indebtedness

         Annex A - Definitions
         Annex B - Pricing Grid

                  THIS CREDIT AGREEMENT (this "Agreement"), dated as of August 25, 1999, by and among BLACK BOX CORPORATION OF PENNSYLVANIA, a Delaware corporation (the "Borrower"), BLACK BOX CORPORATION, a Delaware corporation (the "Guarantor"), and MELLON BANK, N.A., a national banking association (the "Lender").

                              W I T N E S S E T H:
                               - - - - - - - - - -

                  WHEREAS, the Borrower has requested the Lender to provide a revolving credit facility to provide funds for the repurchase of common stock of the Borrower; and

                  WHEREAS, the Lender has agreed to extend credit to the Borrower on the terms and conditions set forth herein.

                  NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained and intending to be legally bound hereby, the parties hereto agree as follows:


                                    ARTICLE I
                            DEFINITIONS; CONSTRUCTION

                  1.01. Certain Definitions. In addition to other words and terms defined elsewhere in this Agreement, the words and terms used herein shall have the meanings given such words and terms in Annex A, unless the context hereof otherwise clearly requires.

                  1.02. Construction. Unless the context of this Agreement otherwise clearly requires, references to the plural include the singular, the singular the plural and the part the whole; "or" has the inclusive meaning represented by the phrase "and/or"; and "property" includes all properties and assets of any kind or nature, tangible or intangible, real, personal or mixed. References in this Agreement to "determination" (and similar terms) by the Lender include good faith estimates by the Lender (in the case of quantitative determinations) and good faith beliefs by the Lender (in the case of qualitative determinations). The words "hereof," "herein," "hereunder" and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. References herein to "out-of-pocket expenses" of a Person (and similar terms) include, but are not limited to, the reasonable fees of in-house counsel and other in-house professionals of such Person to the extent that such fees are routinely identified and specifically charged under such Person's normal cost accounting system. The section and other headings contained in this Agreement and the Table of Contents preceding this Agreement are for reference purposes only and shall not control or affect the construction of this Agreement or the interpretation thereof in any respect. Section, subsection and exhibit references are to this Agreement unless otherwise specified.

                  1.03. Accounting Principles.

                  (a) As used herein, "GAAP" shall mean generally accepted accounting principles as such principles shall be in effect at the Relevant Date, subject to the provisions of this Section 1.03. As used herein, "Relevant Date" shall mean the date a relevant computation or determination is to be made or the date of relevant financial statements, as the case may be.

                  (b) Except as otherwise provided in this Agreement, all computations and determinations as to accounting or financial matters shall be made, and all financial statements to be delivered pursuant to this Agreement shall be prepared, in accordance with GAAP (including principles of consolidation where appropriate), and all accounting or financial terms shall have the meanings ascribed to such terms by GAAP.

                  (c) If any change in GAAP after the date of this Agreement is or shall be required to be applied to transactions then or thereafter in existence, and a violation of one or more provisions of this Agreement shall have occurred or in the opinion of the Borrower would likely occur which would not have occurred or be likely to occur if no change in accounting principles had taken place,

                  (i) The Lender agrees that such violation shall not be considered to constitute an Event of Default or a Potential Default for a period of ninety (90) days from the date the Borrower notifies the Lender of the application of this Section 1.03(c);

                  (ii) The Borrower and the Lender agree in such event to negotiate in good faith an amendment of this Agreement which shall approximate to the extent possible the economic effect of the original financial covenants after taking into account such change in GAAP; and

                  (iii) If the Borrower and the Lender are unable to negotiate such an amendment within such ninety-day period, the Borrower shall have the option of (A) prepaying the Revolving Credit Loans (pursuant to applicable provisions hereof) or (B) submitting the drafting of such an amendment to a firm of independent certified public accountants of nationally recognized standing acceptable to the Borrower and the Lender, which shall complete its draft of such amendment within ninety
         (90) days of submission; if the Borrower and the Lender cannot agree, the firm shall be selected by binding arbitration in the City of Pittsburgh, Pennsylvania, in accordance with the rules then being used by the American Arbitration Association. If the Borrower does not exercise either such option within said period, then as used in this Agreement, "GAAP" shall mean generally accepted accounting principles in effect at the Relevant Date. The Lender agrees that if the Borrower elects the option in clause (B) above, until such firm has been selected and completes drafting such amendment, no such violation shall constitute an Event of Default or a Potential Default.

                  (d) If any change in GAAP after the date of this Agreement is required to be applied to transactions or conditions then or thereafter in existence, and the Lender shall assert that the effect of such change is or shall likely be to distort materially the effect of any of the definitions of financial terms in Article I hereof, including Annex A attached hereto, or any of the covenants of the Borrower in Article VII hereof (the "Financial Provisions"), so that the intended economic effect of any of the Financial Provisions will not in fact be accomplished,

                  (i) The Lender shall notify the Borrower of such assertion, specifying the change in GAAP which is objected to, and until otherwise determined as provided below, the specified change in GAAP shall not be made by the Borrower in its financial statements for the purpose of applying the Financial Provisions; and

                  (ii) The Borrower and the Lender shall follow the procedures set forth in paragraph (ii) and the first sentence of paragraph (iii) of subsection (c) of this Section. If the Borrower and the Lender are unable to agree on an amendment as provided in said paragraph (ii) and if the Borrower does not exercise either option set forth in the first sentence of said paragraph (iii) within the specified period, then as used in this Agreement "GAAP" shall mean generally accepted accounting principles in effect at the Relevant Date, except that the specified change in GAAP which is objected to by the Lender shall not be made in applying the Financial Provisions. The Lender agrees that if the Borrower elects the option in clause (B) of the first sentence of said paragraph (iii), until such independent firm has been selected and completes drafting such amendment, the specified change in GAAP shall not be made in applying the Financial Provisions.

                  (e) All expenses of compliance with this Section 1.03 shall be paid for by the Borrower.


                                   ARTICLE II
                                REVOLVING CREDIT

                  2.01. Revolving Credit Loans.

                  (a) Revolving Credit Commitments. Subject to the terms and conditions and relying upon the representations and warranties herein set forth, the Lender agrees (such agreement being herein called the "Revolving Credit Commitment") to make loans (the "Revolving Credit Loans") to the Borrower at any time or from time to time on or after the date hereof and to but not including the Revolving Credit Maturity Date. The Lender shall have no obligation to make any Revolving Credit Loan to the extent that the sum of the aggregate principal amount of the Revolving Credit Loans at any time outstanding would exceed the Revolving Credit Committed Amount at such time.

                  (b) Nature of Credit. Within the limits of time and amount set forth in this Section 2.01, and subject to the provisions of this Agreement, the Borrower may borrow, repay and reborrow Revolving Credit Loans hereunder.

                  (c) Revolving Credit Note. The obligation of the Borrower to repay the unpaid principal amount of the Revolving Credit Loans made to it by the Lender and to pay interest thereon shall be evidenced in part by a promissory note of the Borrower, dated the Closing Date, in substantially the form attached hereto as Exhibit A, with the blanks appropriately filled, payable to the order of the Lender in a face amount equal to the Revolving Credit Committed Amount.

                  (d) Maturity. To the extent not due and payable earlier, the Revolving Credit Loans shall be due and payable on the Revolving Credit Maturity Date and, to the extent that the aggregate Revolving Credit Loans at any time outstanding is in excess of the Revolving Credit Committed Amount at such time (whether as a result of the reduction of the Revolving Credit Committed Amount or otherwise), a portion of the Revolving Credit Loans in an amount equal to such excess shall be immediately due and payable.

                  2.02. Revolving Credit Commitment Fee. The Borrower shall pay to the Lender a commitment fee calculated at the Commitment Fee Rate for each day from and including the date hereof to but not including the Revolving Credit Maturity Date (or such earlier date on which the Revolving Credit Commitment terminates), on the amount (not less than zero) equal to (a) the Revolving Credit Committed Amount minus (b) Revolving Credit Loans on such day. Such Revolving Credit Commitment Fee shall be due and payable for the preceding period for which such fee has not been paid (x) on the first (1st) day of each January, April, July and October and (y) on the date of each reduction of the Revolving Credit Committed Amount on the amount so reduced and (z) on the Revolving Credit

Maturity Date. For purposes hereof, the "Commitment Fee Rate" for each day shall mean the applicable percentage set forth in Annex B based on the Applicable Tier on such day times 1/360.

                  2.03. Making of Loans. Whenever the Borrower desires that the Lender make a Loan, the Borrower shall provide Standard Notice to the Lender setting forth the following information:

                  (a) The date, which shall be a Business Day, on which such proposed Loan is to be made;

                  (b) The principal amount of such proposed Loan, which shall be the sum of the principal amounts selected pursuant to clause (c) of this Section 2.03, and which shall be an integral multiple of $100,000 not less than $100,000;

                  (c) The interest rate Option or Options selected in accordance with Section 2.04(a) hereof and the principal amounts selected in accordance with Section 2.04(d) hereof of the Base Rate Portion and each Funding Segment of the Euro-Rate Portion of such proposed Loan; and

                  (d) With respect to each such Funding Segment of such proposed Loan, the Euro-Rate Funding Period to apply to such Funding Segment, selected in accordance with Section 2.04(c) hereof.

Unless any applicable condition specified in Article V hereof has not been satisfied, on the date specified in such Standard Notice, the Lender shall make the proceeds of the Loan available to the Borrower in funds immediately available at the Lender's Office.

                  2.04. Interest Rates.

                  (a) Optional Bases of Borrowing. The unpaid principal amount of the Loans shall bear interest for each day until due on one or more bases selected by the Borrower from among the interest rate Options set forth below. Subject to the provisions of this Agreement, the Borrower may select different Options to apply simultaneously to different Portions of the Loans and may select different Funding Segments to apply simultaneously to different parts of the Euro-Rate Portion of the Loans. The aggregate number of Funding Segments applicable to the Euro-Rate Portion of the Loans at any time shall not exceed five (5).

                  (i) Base Rate Option: A rate per annum (computed on the basis of a year of 360 days and actual days elapsed) for each day equal to the Base Rate for such day. The "Base Rate" for any day shall mean the Prime Rate for such day such interest rate to change automatically from time to time effective as of the effective date of each change in the Prime Rate.

                  (ii) Euro-Rate Option: A rate per annum (based on a year of 360 days and actual days elapsed) for each day equal to the Euro-Rate for such day plus the Applicable Margin for such day. The "Euro-Rate" for any day shall mean for each Funding Segment of the Euro-Rate Portion corresponding to a proposed or existing Euro-Rate Funding Period the rate per annum determined by the Lender by dividing (the resulting quotient to be rounded upward to the nearest 1/1000 of 1%)
         (A) the rate of interest (which shall be the same for each day in such Euro-Rate Funding Period) determined in good faith by the Lender in accordance with its usual procedures (which determination shall be conclusive) to be the average of the rates per annum for deposits in Dollars offered to major money center banks in the London interbank market at approximately 11:00 a.m., London time, two (2) London Business Days prior to the first day of such Euro-Rate

         Funding Period for delivery on the first day of such Euro-Rate Funding Period in amounts comparable to such Funding Segment and having maturities comparable to such Euro-Rate Funding Period (except that the Euro-Rate with respect to a two-week Euro-Rate Funding Period shall be determined on the basis of deposits having a maturity of one month and not two weeks) by (B) a number equal to 1.00 minus the Euro-Rate Reserve Percentage.

                  The "Euro-Rate" may also be expressed by the following formula:

                              [average of the rates offered to major money  ]
                              [center banks in the London interbank market  ]
         Euro-Rate =          [determined by the Lender per subsection (A)  ]
                               ---------------------------------------------
                              [1.00 - Euro-Rate Reserve Percentage          ]

                  "Euro-Rate Reserve Percentage" for any day shall mean the percentage (expressed as a decimal, rounded upward to the nearest 1/1000 of 1%), as determined in good faith by the Lender (which determination shall be conclusive), which is in effect on such day as prescribed by the Board of Governors of the Federal Reserve System (or any successor) representing the maximum reserve requirement (including, without limitation, supplemental, marginal and emergency reserve requirements) with respect to eurocurrency funding (currently referred to as "Eurocurrency liabilities") of a member bank in such System. The Euro-Rate shall be adjusted automatically as of the effective date of each change in the Euro-Rate Reserve Percentage. The Euro-Rate Option shall be calculated in accordance with the foregoing whether or not the Lender is actually required to hold reserves in connection with its eurocurrency funding or, if required to hold such reserves, is required to hold reserves at the "Euro-Rate Reserve Percentage" as herein defined.

                  The Lender shall give prompt notice to the Borrower of the Euro-Rate determined or adjusted in accordance with the definition of the Euro-Rate, which determination or adjustment shall be conclusive if made in good faith.

                  (b) Applicable Margin. The Applicable Margin for each day shall mean the applicable percentage set forth in Annex B based on the Applicable Tier on such day.

                  (c) Euro-Rate Funding Periods. At any time when the Borrower shall select, convert to or renew the Euro-Rate Option to apply to any part of the Loans, the Borrower shall specify one or more periods during which the Euro-Rate Option shall apply, such periods being two weeks or one, two, three or six months ("Euro-Rate Funding Period"); provided, that (i) each Euro-Rate Funding Period shall begin on a London Business Day, and the term "month", when used in connection with a Euro-Rate Funding Period, shall be construed in accordance with prevailing practices in the interbank eurodollar market at the commencement of such Euro-Rate Funding Period, as determined in good faith by the Lender (which determination shall be conclusive); (ii) the Borrower may not select a Euro-Rate Funding Period that would end after the Revolving Credit Maturity Date (or in the case of the Term Loan, the third anniversary of the Revolving Credit Maturity Date); and (iii) the Borrower shall, in selecting any Euro-Rate Funding Period, allow for scheduled mandatory payments of the Loans.

                  (d) Transactional Amounts. Every selection of, conversion from, conversion to or renewal of an interest rate Option and every payment or prepayment of any Loans shall be in a principal amount such that after giving effect thereto the aggregate principal amount of (i) the Base Rate Portion shall be for any aggregate principal amount and (ii) each Funding Segment of the Euro-Rate Portion of the Revolving Credit Loans shall be $100,000 or an integral multiple thereof.

                  (e) Euro-Rate Unascertainable; Impracticability. If

                  (i) on any date on which a Euro-Rate would otherwise be set the Lender shall have determined in good faith (which determination shall be conclusive) that:

                           (A) adequate and reasonable means do not exist for
                  ascertaining such Euro-Rate,

                           (B) a contingency has occurred which materially and
                  adversely affects the interbank eurodollar market, or

                           (C) the effective cost to the Lender of funding a
                  proposed Funding Segment of the Euro-Rate Portion from a Corresponding Source of Funds shall exceed the Euro-Rate applicable to such Funding Segment, or

                  (ii) at any time the Lender shall have determined in good faith (which determination shall be conclusive) that the making, maintenance or funding of any part of the Euro-Rate Portion has been made impracticable or unlawful by compliance by the Lender or a Notional Euro-Rate Funding Office in good faith with any Law or guideline or interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof or with any request or directive of any such Governmental Authority (whether or not having the force of law);

then, and in any such event, the Lender may notify the Borrower of such determination. Upon such date as shall be specified in such notice (which shall not be earlier than the date such notice is given), the obligation of the Lender to allow the Borrower to select, convert to or renew the Euro-Rate Option shall be suspended until the Lender shall have later notified the Borrower of the Lender's determination in good faith (which determination shall be conclusive) that the circumstance giving rise to such previous determination no longer exist.

                  If the Lender notifies the Borrower of a determination under subsection (ii) of this Section 2.04(e), the Euro-Rate Portion of the Loans shall automatically be converted to the Base Rate Option as of the date specified in such notice (and accrued interest thereon shall be due and payable on such date).

                  If at the time the Lender makes a determination under subsection (i) or (ii) of this Section 2.04(e) the Borrower previously has notified the Lender that it wishes to select, convert to or renew the Euro-Rate Option with respect to any proposed Loan but such Loan has not yet been made, such notification shall be deemed to provide for selection of, conversion to or renewal of the Base Rate Option instead of the Euro-Rate Option with respect to such Loan.

                  2.05. Conversion or Renewal of Interest Rate Options.

                  (a) Conversion or Renewal. Subject to the provisions of
Section 2.10(b) hereof, and if no Event of Default or Potential Default shall have occurred and be continuing or shall exist, the Borrower may convert any part of the Loans from any interest rate Option or Options to one or more different interest rate Options and may renew the Euro-Rate Option as to any Funding Segment of the Euro-Rate Portion:

                  (i) At any time with respect to conversion from the Base Rate Option; or

                  (ii) At the expiration of any Euro-Rate Funding Period with respect to conversions from or renewals of the Euro-Rate Option as to the Funding Segment corresponding to such expiring Euro-Rate Funding Period.

Whenever the Borrower desires to convert or renew any interest rate Option or Options, the Borrower shall provide to the Lender Standard Notice setting forth the following information:

                  (v) The date, which shall be a Business Day, on which the proposed conversion or renewal is to be made;

                  (w) The principal amounts selected in accordance with Section 2.04(d) hereof of the Base Rate Portion and each Funding Segment of the Euro-Rate Portion to be converted from or renewed;

                  (x) The interest rate Option or Options selected in accordance with Section 2.04(a) hereof and the principal amounts selected in accordance with Section 2.04(d) hereof of the Base Rate Portion and each Funding Segment of the Euro-Rate Portion to be converted to; and

                  (y) With respect to each Funding Segment to be converted to or renewed, the Euro-Rate Funding Period selected in accordance with
         Section 2.04(c) hereof to apply to such Funding Segment.

Standard Notice having been so provided, after the date specified in such Standard Notice, interest shall be calculated upon the principal amount of the Loans as so converted or renewed. Interest on the principal amount of any part of the Loans converted or renewed (automatically or otherwise) shall be due and payable on the conversion or renewal date.

                  (b) Failure to Convert or Renew. Absent due notice from the Borrower of conversion or renewal in the circumstances described in Section 2.05(a)(ii) hereof, any part of the Euro-Rate Portion for which such notice is not received shall be converted automatically to the Base Rate Option on the last day of the expiring Euro-Rate Funding Period.

                  2.06. Prepayments Generally. Whenever the Borrower desires or is required to prepay any part of the Loans, it shall provide Standard Notice to the Lender setting forth the following information:

                  (a) The date, which shall be a Business Day, on which the proposed prepayment is to be made;

                  (b) The total principal amount of such prepayment, which shall be the sum of the principal amounts selected pursuant to clause (c) of this
Section 2.06; and

                  (c) The principal amounts selected in accordance with Section 2.04(d) hereof of the Base Rate Portion and each part of each Funding Segment of the Euro-Rate Portion to be prepaid.

                  Standard Notice having been so provided, on the date specified in such Standard Notice, the principal amounts of the Base Rate Portion and each part of the Euro-Rate Portion specified in such notice, together with interest on each such principal amount to such date, shall be due and payable.

                  2.07. Optional Prepayments. The Borrower shall have the right at its option from time to time to prepay the Loans in whole or part without premium or penalty (subject, however, to Section 2.10(b) hereof):

                  (a) At any time with respect to any part of the Base Rate Portion; or

                  (b) At the expiration of any Euro-Rate Funding Period with respect to prepayment of the Euro-Rate Portion with respect to any part of the Funding Segment corresponding to such expiring Euro-Rate Funding Period.

Any such prepayment shall be made in accordance with Section 2.06 hereof.

                  2.08. Interest Payment Dates. Interest on the Base Rate Portion shall be due and payable on the first (1st) Business Day of each calendar month. Interest on each Funding Segment of the Euro-Rate Portion shall be due and payable on the last day of the corresponding Euro-Rate Funding Period. After maturity of any part of the Loans (by acceleration or otherwise), interest on such part of the Loans shall be due and payable on demand.

                  2.09. Payments Generally; Interest on Overdue Amounts.

                  (a) Payments Generally. All payments and prepayments to be made by the Borrower in respect of principal, interest, fees, indemnity, expenses or other amounts due from the Borrower hereunder or under any Loan Document shall be payable in Dollars by 12:00 o'clock Noon, Pittsburgh time, on the day when due without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived, and an action therefor shall immediately accrue, without setoff, counterclaim, withholding or other deduction of any kind or nature. Such payments shall be made to the Lender at its Office in Dollars in funds immediately available at such Office. Any payment or prepayment received by the Lender after 12:00 o'clock Noon, Pittsburgh time, on any day shall be deemed to have been received on the next succeeding Business Day.

                  (b) Interest on Overdue Amounts. To the extent permitted by law, after there shall have become due (by acceleration or otherwise) principal, interest, fees, indemnity, expenses or any other amounts due from the Borrower hereunder or under any other Loan Document, such amounts shall bear interest for each day until paid (before and after judgment), payable on demand, at a rate per annum (in each case based on a year of 360 days and actual days elapsed) which for each day shall be equal to the following:

                  (i) In the case of any part of the Euro-Rate Portion, (A) until the end of the applicable then-current Euro-Rate Funding Period at a rate per annum two percent (2%) above the rate otherwise applicable to such part, and (B) thereafter in accordance with the following clause (ii); and

                  (ii) In the case of any other amount due from the Borrower hereunder or under any Loan Document, two percent (2%) above the then-current Base Rate Option.

To the extent permitted by law, interest accrued on any amount which has become due hereunder or under any Loan Document shall compound on a day-by-day basis, and hence shall be added daily to the overdue amount to which such interest relates.

                  2.10. Additional Compensation in Certain Circumstances.

                  (a) Increased Costs or Reduced Return Resulting From Taxes, Reserves, Capital Adequacy Requirements, Expenses, Etc. If any Law or guideline or interpretation or application thereof by any Governmental Authority charged with the interpretation or administration thereof or compliance with any request or directive of any Governmental Authority (whether or not having the force of law) now existing or hereafter adopted:

                  (i) subjects the Lender or any Notional Euro-Rate Funding Office to any tax or changes the basis of taxation with respect to this Agreement, the Revolving Credit Note, the Revolving Credit Loans, the Term Loan Note, the Term Loan or payments by the Borrower of principal, interest, commitment fee or other amounts due from the Borrower hereunder or under the Revolving Credit Note or Term Loan Note (except, in each case, for taxes on the overall net income or overall gross receipts of the Lender or such Notional Euro-Rate Funding Office imposed by the jurisdictions (federal, state and local) in which the Lender's principal office or Notional Euro-Rate Funding Office is located),

                  (ii) imposes, modifies or deems applicable any reserve, special deposit or similar requirement against credits or commitments to extend credit extended by, assets (funded or contingent) of, deposits with or for the account of, other acquisitions of funds by, the Lender or any Notional Euro-Rate Funding Office (other than requirements expressly included herein in the determination of the Euro-Rate hereunder),

                  (iii) imposes, modifies or deems applicable any capital adequacy or similar requirement (A) against assets (funded or contingent) of, or credits or commitments to extend credit extended by, the Lender or any Notional Euro-Rate Funding Office, or (B) otherwise applicable to the obligations of the Lender or any Notional Euro-Rate Funding Office under this Agreement, or

                  (iv) imposes upon the Lender or any Notional Euro-Rate Funding Office any other condition or expense with respect to this Agreement, the Revolving Credit Note or the Term Loan Note or its making, maintenance or funding of any Revolving Credit Loan or Term Loan, or any security therefor, and the result of any of the foregoing is to increase the cost to, reduce the income receivable by, or impose any expense (including loss of margin) upon the Lender, any Notional Euro-Rate Funding Office or, in the case of clause (iii) hereof, any Person controlling the Lender, with respect to this Agreement, the Revolving Credit Note or the Term Loan Note or the making, maintenance or funding of any Revolving Credit Loan or Term Loan (or, in the case of any capital adequacy or similar requirement, to have the effect of reducing the rate of return on the Lender's or controlling Person's capital, taking into consideration the Lender's or controlling Person's policies with respect to capital adequacy) by an amount which the Lender deems to be material (the Lender being deemed for this purpose to have made, maintained or funded each Funding Segment of the Euro-Rate Portion from a Corresponding Source of Funds), the Lender may from time to time notify the Borrower of the amount determined in good faith

(using any averaging and attribution methods) by the Lender (which determination shall be conclusive) to be necessary to compensate the Lender or such Notional Euro-Rate Funding Office for such increase, reduction or imposition. Such amount shall be due and payable by the Borrower to the Lender five (5) Business Days after such notice is given, together with an amount equal to interest on such amount from the date two (2) Business Days after the date demanded until such due date at the Base Rate Option. A certificate by the Lender as to the amount due and payable under this Section 2.10(a) from time to time and the method of calculating such amount shall be conclusive. The Lender agrees that it will use good faith efforts to notify the Borrower of the occurrence of any event that would give rise to a payment under this Section 2.10(a); provided, however, that any failure of the Lender to give any such notice shall have no effect on the Borrower's obligations hereunder.

                  (b) Funding Breakage. In addition to all other amounts payable hereunder, if and to the extent for any reason any part of any Funding Segment of any Euro-Rate Portion of the Loans becomes due (by acceleration or otherwise), or is paid, prepaid or converted to the Base Rate Option (whether or not such payment, prepayment or conversion is mandatory or automatic and whether or not such payment or prepayment is then due), on a day other than the last day of the corresponding Euro-Rate Funding Period (the date such amount so becomes due, or is so paid, prepaid or converted, being referred to as the "Funding Breakage Date"), the Borrower shall pay the Lender an amount ("Funding Breakage Indemnity") determined by the Lender by calculating the following amount: (A) the principal amount of such Funding Segment of the Loans owing to the Lender which so became due, or which was so paid, prepaid or converted, times (B) the greater of (x) zero or (y) the rate of interest applicable to such principal amount on the Funding Breakage Date minus the market LIBID Rate as of the Funding Breakage Date, times (C) the number of days from and including the Funding Breakage Date to but not including the last day of such Funding Period, times (D) 1/360. Such Funding Breakage Indemnity shall be due and payable on demand. In addition, the Borrower shall, on the due date for payment of any Funding Breakage Indemnity, pay to the Lender an additional amount equal to interest on such Funding Breakage Indemnity from the Funding Breakage Date to but not including such due date at the Base Rate Option (calculated on the basis of a year of 360 days and actual days elapsed). The amount payable to the Lender under this Section 2.10(b) shall be determined in good faith by the Lender, and such determination shall be conclusive absent manifest error.

                  2.11. Taxes.

                  (a) Payments Net of Taxes. All payments made by the Borrower under this Agreement or any other Loan Document shall be made free and clear of, and without reduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, and all liabilities with respect thereto, excluding

                  (i) income or franchise taxes imposed on the Lender by the jurisdiction under the laws of which the Lender is organized or any political subdivision or taxing authority thereof or therein or as a result of a connection between the Lender and any jurisdiction other than a connection resulting solely from this Agreement and the transactions contemplated hereby, and

                  (ii) income or franchise taxes imposed by any jurisdiction in which the Lender's lending offices which make or book Loans are located or any political subdivision or taxing authority thereof or therein

(all such non-excluded taxes, levies, imposts, deductions, charges or withholdings being hereinafter called "Taxes"). If any Taxes are required to be withheld or deducted from any amounts payable to the Lender under this Agreement or any other Loan Document, the Borrower shall pay the relevant amount of such Taxes and the amounts so payable to the Lender shall be increased to the extent necessary to yield to the Lender (after payment of all Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement and the other Loan Documents. Whenever any Taxes are paid by the Borrower with respect to payments made in connection with this Agreement or any other Loan Document, as promptly as possible thereafter, the Borrower shall send to the Lender a certified copy of an original official receipt received by the Borrower showing payment thereof.

                  (b) Indemnity. The Borrower hereby indemnifies the Lender for the full amount of all Taxes attributable to payments by or on behalf of the Borrower hereunder or under any of the other Loan Documents, any Taxes paid by the Lender, any present or future claims, liabilities or losses with respect to or resulting from any omission to pay or delay in paying any Taxes (including any incremental Taxes, interest or penalties that may become payable by the Lender as a result of any failure to pay such Taxes), whether or not such Taxes were correctly or legally asserted. Such indemnification shall be made within thirty (30) days from the date the Lender makes written demand therefor.

                  2.12. Funding by Branch, Subsidiary or Affiliate.

                  (a) Notional Funding. The Lender shall have the right from time to time, prospectively or retrospectively, without notice to the Borrower, to deem any branch, subsidiary or affiliate of the Lender to have made, maintained or funded any part of the Euro-Rate Portion at any time. Any branch, subsidiary or affiliate so deemed shall be known as a "Notional Euro-Rate Funding Office." The Lender shall deem any part of the Euro-Rate Portion of the Loans or the funding therefor to have been transferred to a different Notional Euro-Rate Funding Office if such transfer would avoid or cure an event or condition described in Section 2.04(e)(ii) hereof or would lessen compensation payable by the Borrower under Section 2.10(a) hereof, and if the Lender determines in its sole discretion that such transfer would be practicable and would not have a material adverse effect on such part of the Loans, the Lender or any Notional Euro-Rate Funding Office (it being assumed for purposes of such determination that each part of the Euro-Rate Portion is actually made or maintained by or funded through the corresponding Notional Euro-Rate Funding Office). Notional Euro-Rate Funding Offices may be selected by the Lender without regard to the Lender's actual methods of making, maintaining or funding Revolving Credit Loans or any sources of funding actually used by or available to the Lender.

                  (b) Actual Funding. The Lender shall have the right from time to time to make or maintain any part of the Euro-Rate Portion by arranging for a branch, subsidiary or affiliate of the Lender to make or maintain such part of the Euro-Rate Portion. The Lender shall have the right to (i) hold the Revolving Credit Note and the Term Loan Note for the benefit and account of such branch, subsidiary or affiliate or (ii) request the Borrower to issue one or more promissory notes in the principal amount of such Euro-Rate Portion, in substantially the form attached hereto as Exhibits A and D, as the case may be, with the blanks appropriately filled, payable to such branch, subsidiary or affiliate and with appropriate changes reflecting that the holder thereof is not obligated to make any additional Revolving Credit Loans or Term Loans, as the case may be, to the Borrower. The Borrower agrees to comply promptly with any request under subsection (ii) of this Section 2.12(b). If the Lender causes a branch, subsidiary or affiliate to make or maintain any part of the Euro-Rate Portion hereunder, all terms and conditions of this Agreement shall, except where the context clearly requires otherwise, be applicable to such part of the Euro-Rate Portion and to any note payable to the order of such branch, subsidiary or affiliate to the same extent as if such part of the Euro-Rate Portion were made or maintained and such note were the Revolving Credit Note or the Term Loan Note, as the case may be.

                  2.13 Conversion to Term Loan on the Revolving Credit Maturity Date.

                  (a) Term Loan Commitment. Subject to the terms and conditions and relying upon the representations and warranties herein set forth, the Lender agrees (such agreement being herein call the "Term Loan Commitment") to make a term loan (the "Term Loan") to the Borrower on the Revolving Credit Maturity Date in such principal amount as may be requested by the Borrower but not exceeding the outstanding principal amount of Revolving Credit Loans on such date.

                  (b) Nature of Credit. The Borrower may not reborrow amounts repaid with respect to Term Loans.

                  (c) Term Loan Note. The obligation of the Borrower to repay the unpaid principal amount of the Term Loan made to it by the Lender and to pay interest thereon in accordance with this Section 2.03 shall be evidenced in part by a promissory note of the Borrower to the Lender, dated the Revolving Credit Maturity Date, in substantially the form of Exhibit D hereto, with the blanks appropriately filled, payable to the order of the Lender in a face amount equal to the principal amount of the Term Loan made under subsection (a) hereof (the "Term Loan Note").

                  (d) Amortization and Maturity. The principal of the Term Loan made on the Revolving Credit Maturity Date shall be due and payable in twelve equal quarterly installments, commencing on the Regular Payment Date next following the Revolving Credit Maturity Date and continuing on each Regular Payment Date thereafter, with the final installment of the then unpaid principal amount of the Term Loan due and payable on the day which is the third anniversary of the Revolving Credit Maturity Date.



                                   ARTICLE III
                             GUARANTY AND SURETYSHIP

                  3.01. Guaranty and Suretyship. The Guarantor hereby absolutely, unconditionally and irrevocably guarantees and becomes surety for the full and punctual payment and performance of the Guaranteed Obligations as and when such payment or performance shall become due (at scheduled maturity, by acceleration or otherwise) in accordance with the terms of the Loan Documents. The obligations of the Guarantor hereunder constitute an agreement of suretyship as well as of guaranty, are a guarantee of payment and performance and not merely of collectability, and are in no way conditioned upon any attempt to collect from or proceed against the Borrower or any other Person or any other event or circumstance. The obligations of the Guarantor hereunder are direct and primary obligations of the Guarantor and are independent of the Guaranteed Obligations, and a separate action or actions may be brought against the Guarantor regardless of whether action is brought against the Borrower or any other Person or whether the Borrower or any other Person is joined in any such action or actions.

                  3.02. Obligations Absolute. The Guarantor agrees that the Guaranteed Obligations will be paid and performed strictly in accordance with the terms of the Loan Documents, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting the Guaranteed

Obligations, any of the terms of the Loan Documents or the rights of the Lender or any other Person with respect thereto. The obligations of the Guarantor hereunder shall be absolute, unconditional and irrevocable, irrespective of any of the following:

                  (a) Any lack of genuineness, legality, validity, enforceability or allowability (in a bankruptcy, insolvency, reorganization or similar proceeding, or otherwise), or any avoidance or subordination, in whole or in part, of any Loan Document or any of the Guaranteed Obligations.

                  (b) Any increase, decrease or change in the amount, nature, type or purpose of any of the Guaranteed Obligations (whether or not contemplated by the Loan Documents as presently constituted); any change in the time, manner, method or place of payment or performance of, or in any other term of, any of the Guaranteed Obligations; any execution or delivery of any additional Loan Documents; or any amendment, modification or supplement to, or refinancing or refunding of, any Loan Document or any of the Guaranteed Obligations.

                  (c) Any failure to assert any breach of or default under any Loan Document or any of the Guaranteed Obligations; any extensions of credit in excess of the amount committed under or contemplated by the Loan Documents, or in circumstances in which any condition to such extensions of credit has not been satisfied; any other exercise or non-exercise, or any other failure, omission, breach, default, delay or wrongful action in connection with any exercise or non-exercise, of any right or remedy against the Borrower or any other Person under or in connection with any Loan Document or any of the Guaranteed Obligations; any refusal of payment or performance of any of the Guaranteed Obligations, whether or not with any reservation of rights against the Guarantor; or any application of collections (including but not limited to collections resulting from realization upon any direct or indirect security for the Guaranteed Obligations) to other obligations, if any, not entitled to the benefits of this Agreement, in preference to Guaranteed Obligations entitled to the benefits of this Agreement, or if any collections are applied to Guaranteed Obligations, any application to particular Guaranteed Obligations.

                  (d) Any taking, exchange, amendment, modification, supplement, termination, subordination, release, loss or impairment of, or any failure to protect, perfect, or preserve the value of, or any enforcement of, realization upon, or exercise of rights or remedies under or in connection with, or any failure, omission, breach, default, delay or wrongful action by the Lender or any other Person in connection with the enforcement of, realization upon, or exercise of rights or remedies under or in connection with, or any other action or inaction by the Lender or any other Person in respect of, any direct or indirect security for any of the Guaranteed Obligations. As used in this Agreement, "direct or indirect security" for the Guaranteed Obligations, and similar phrases, includes but is not limited to any collateral security, guaranty, suretyship, letter of credit, capital maintenance agreement, put option, subordination agreement or other right or arrangement of any nature providing direct or indirect assurance of payment or performance of any of the Guaranteed Obligations, made or on behalf of any Person.

                  (e) Any merger, consolidation, liquidation, dissolution, winding-up, charter revocation or forfeiture, or other change in, restructuring or termination of the corporate structure or existence of, the Borrower or any other Person; any bankruptcy, insolvency, reorganization or similar proceeding with respect to the Borrower or any other Person; or any action taken or election made by the Lender (including but not limited to any election under Section 1111(b)(2) of the United States Bankruptcy Code), the Borrower or any other Person in connection with any such proceeding.

                  (f) Any defense, setoff or counterclaim (excluding only the defense of full, strict and indefeasible payment and performance), which may at any time be available to or be asserted by the Borrower or any other Person with respect to any Loan Document or any of the Guaranteed Obligations; or any discharge by operation of law or release of the Borrower or any other Person from the performance or observance of any Loan Document or any of the Guaranteed Obligations.

                  (g) Any other event or circumstance, whether similar or dissimilar to the foregoing, and whether known or unknown, which might otherwise constitute a defense available to, or limit the liability of, the Guarantor, a guarantor or a surety, excepting only full, strict and indefeasible payment and performance of the Guaranteed Obligations in full.

                  3.03. Waivers, etc. The Guarantor hereby waives any defense to or limitation on its obligations under this Agreement arising out of or based on any event or circumstance referred to in Section 3.02 hereof. Without limitation, the Guarantor waives each of the following:

                  (a) All notices, disclosures and demands of any nature which otherwise might be required from time to time to preserve intact any rights against the Guarantor, including without limitation the following: any notice of any event or circumstance described in Section 3.02 hereof; any notice required by any law, regulation or order now or hereafter in effect in any jurisdiction; any notice of nonpayment, nonperformance, dishonor, or protest under any Loan Document or any of the Guaranteed Obligations; any notice of the incurrence of any Guaranteed Obligation; any notice of any default or any failure on the part of the Borrower or any other Person to comply with any Loan Document or any of the Guaranteed Obligations or any direct or indirect security for any of the Guaranteed Obligations; and any notice of any information pertaining to the business, operations, condition (financial or otherwise) or prospects of the Borrower or any other Person.

                  (b) Any right to any marshalling of assets, to the filing of any claim against the Borrower or any other Person in the event of any bankruptcy, insolvency, reorganization or similar proceeding, or to the exercise against the Borrower or any other Person of any other right or remedy under or in connection with any Loan Document or any of the Guaranteed Obligations or any direct or indirect security for any of the Guaranteed Obligations; any requirement of promptness or diligence on the part of the Lender or any other Person; any requirement to exhaust any remedies under or in connection with, or to mitigate the damages resulting from default under, any Loan Document or any of the Guaranteed Obligations or any direct or indirect security for any of the Guaranteed Obligations; any benefit of any statute of limitations; and any requirement of acceptance of this Agreement, and any requirement that the Guarantor receive notice of such acceptance.

                  (c) Any defense or other right arising by reason of any law now or hereafter in effect in any jurisdiction pertaining to election of remedies (including but not limited to anti-deficiency laws, "one action" laws or the like), or by reason of any election of remedies or other action or inaction by the Lender (including but not limited to commencement or completion of any judicial proceeding or nonjudicial sale or other action in respect of collateral security for any of the Guaranteed Obligations), which results in denial or impairment of the right of the Lender to seek a deficiency against the Borrower or any other Person or which otherwise discharges or impairs any of the Guaranteed Obligations.

                  3.04. Reinstatement. The obligations of the Guarantor hereunder shall continue to be effective, or be automatically reinstated, as the case may be, if at any time payment of any of the Guaranteed Obligations is avoided, rescinded or must otherwise be returned by the Lender for any reason

(including, without limitation, by reason of such payment being a preference or fraudulent conveyance), all as though such payment had not been made.

                  3.05. No Stay. Without limitation of any other provision hereof, if any declaration of default or acceleration or other exercise or condition to exercise of rights or remedies under or with respect to any Guaranteed Obligation shall at any time be stayed, enjoined or prevented for any reason (including but not limited to stay or injunction resulting from of the pendency against the Borrower or any other Person of a bankruptcy, insolvency, reorganization or similar proceeding), the Guarantor agrees that, for purposes of this Agreement and its obligations hereunder, the Guaranteed Obligations shall be deemed to have been declared in default or accelerated, and such other exercise or conditions to exercise shall be deemed to have been taken or met.

                  3.06. Payments. All payments to be made by Guarantor pursuant to the provisions hereof shall be made at the times and in the manner prescribed for payments in Section 2.09 hereof, without setoff, counterclaim, withholding or other deduction of any nature.

                  3.07. Subrogation, etc. The Guarantor hereby agrees that any and all rights it now has or hereafter may have (known and unknown, whether arising by operation of law, by agreement or otherwise) against the Borrower or any other Person arising from the existence, payment, performance or enforcement of any of the obligations of the Guarantor hereunder or in connection herewith, including without limitation any and all rights of subrogation, reimbursement, exoneration, contribution and indemnity or similar rights which the Guarantor may have against the Borrower at any time, shall be subordinate in any and all events to any and all rights which the Lender may have against the Borrower in respect of the Guaranteed Obligations, and the Guarantor will not enforce any such right until the Guaranteed Obligations have been paid and performed in full and all commitments to extend credit under the Loan Documents have been fully terminated.

                  3.08. Continuing Guaranty. The obligations of the Guarantor hereunder constitute a continuing agreement and shall continue in full force and effect (notwithstanding that no Guaranteed Obligations may be outstanding from time to time, or any other event or circumstance) until all Guaranteed Obligations and all other amounts payable under this Agreement have been paid and performed in full, and all commitments to extend credit under the Loan Documents have terminated, subject in any event to reinstatement in accordance with Section 3.04 hereof. Any purported termination, revocation or discharge of the obligations of the Guarantor hereunder shall be void and of no effect. For purposes hereof, the Guaranteed Obligations shall not be deemed to have been paid in full until the Lender shall have received payment of the Guaranteed Obligations in full and in cash and all commitments to extend credit under the Loan Documents have terminated.

                  3.09. Subordination. The Guarantor further agrees that any and all present and future debts and obligations of the Borrower, any endorser, or any guarantor of any part or all of the Guaranteed Obligations to the Guarantor and any and all claims of the Guarantor against the Borrower, any endorser, or any guarantor of any part or all of the Guaranteed Obligations, or any of their respective properties, howsoever arising, shall be subordinate and subject in right of payment to the prior payment, in full, of the Guaranteed Obligations and as security for the obligations of the Guarantor hereunder, the Guarantor hereby assigns to the Lender all claims of any nature which the Guarantor may now or hereafter have against the Borrower.

                                   ARTICLE IV
                         REPRESENTATIONS AND WARRANTIES

                  The Loan Parties hereby represent and warrant to the Lender as follows:

                  4.01. Corporate Status. Each Loan Party and each of its Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation. Each Loan Party and each of its Subsidiaries has corporate power and authority to own its property and to transact the business in which it is engaged or presently proposes to engage. Each Loan Party and each of its Subsidiaries is duly qualified to do business as a foreign corporation and is in good standing in all jurisdictions in which the ownership of its properties or the nature of its activities or both makes such qualification necessary or advisable. Schedule
4.01 hereof states as of the date hereof the jurisdiction of incorporation of each Loan Party and each of its Subsidiaries, and the jurisdictions in which each such Person is qualified to do business as a foreign corporation.

                  4.02. Corporate Power and Authorization. Each Loan Party has corporate power and authority to execute, deliver, perform, and take all actions contemplated by, each Loan Document to which it is a party, and all such action has been duly and validly authorized by all necessary corporate proceedings on its part.

                  4.03. Execution and Binding Effect. This Agreement and each other Loan Document to which any Loan Party is a party and which is required to be delivered on or before the Closing Date pursuant to Section 5.01 hereof has been duly and validly executed and delivered by each Loan Party which is a party hereto or thereto, as the case may be. This Agreement and each such other Loan Document to which such Loan Party is a party constitutes, and each other Loan Document when executed and delivered by the applicable Loan Party will constitute, the legal, valid and binding obligation of each Loan Party which is a party hereto or thereto, as the case may be, enforceable against such Loan Party in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency or other similar laws of general application affecting the enforcement of creditors' rights or by general principles of equity limiting the availability of equitable remedies.

                  4.04. Governmental Approvals and Filings. No approval, order, consent, authorization, certificate, license, permit or validation of, or exemption or other action by, or filing, recording or registration with, or notice to, any Governmental Authority (collectively, "Governmental Action") is or will be necessary or advisable in connection with execution and delivery of any Loan Document by any Loan Party, consummation by any Loan Party of the transactions herein or therein contemplated, performance of or compliance with the terms and conditions hereof or thereof by any Loan Party or to ensure the legality, validity, binding effect, enforceability or admissibility in evidence hereof or thereof.

                  4.05. Absence of Conflicts. Neither the execution and delivery of any Loan Document by any Loan Party, nor consummation by any Loan Party of the transactions herein or therein contemplated, nor performance of or compliance with the terms and conditions hereof or thereof by any Loan Party does or will

                  (a) violate or conflict with any Law, or

                  (b) violate, conflict with or result in a breach of any term or condition of, or constitute a default under, or result in (or give rise to any right, contingent or otherwise, of any Person to cause) any termination, cancellation, prepayment or acceleration of performance of, or result in the creation or imposition of (or give rise to any obligation, contingent or otherwise, to create or impose) any Lien upon any property of any Loan Party or any Subsidiary thereof pursuant to, or otherwise result in (or give rise to any right, contingent or otherwise, of any Person to cause) any change in any right, power, privilege, duty or obligation of any Loan Party or any Subsidiary thereof under or in connection with (other than any such event which could not reasonably be expected to have a Material Adverse Effect),

                  (i) the certificate of incorporation or by-laws (or other constituent documents) of any Loan Party or any Subsidiary thereof,

                  (ii) any material agreement or instrument creating, evidencing or securing any Indebtedness or Guaranty Equivalent to which any Loan Party or any Subsidiary thereof is a party or by which any of them or any of their respective properties (now owned or hereafter acquired) may be subject or bound, or

                  (iii) any other material agreement or instrument to which any Loan Party or any Subsidiary thereof is a party or by which any of them or any of their respective properties (now owned or hereafter acquired) may be subject or bound.

As of the date of this Agreement, neither Loan Party nor any Subsidiary thereof is a party to, or otherwise subject to any provision contained in, any instrument evidencing Indebtedness of such Person, any agreement relating thereto or any other contract or agreement (including its charter) which limits the amount of, or otherwise imposes restrictions on the incurring of, Indebtedness of the Borrower of the type to be evidenced by the Revolving Credit Note.

                  4.06. Audited Financial Statements. The Loan Parties have heretofore furnished to the Lender consolidated balance sheets of the Guarantor and its consolidated Subsidiaries as of March 31, 1999, and March 31, 1998, and the related consolidated statements of operations, cash flows and changes in stockholders' equity for the fiscal years then ended, as examined and reported on by Arthur Andersen LLP, independent certified public accountants for the Guarantor, who delivered an unqualified opinion in respect thereof. Such financial statements (including the notes thereto) present fairly the financial condition of the Guarantor and its consolidated Subsidiaries as of the end of each such fiscal year and the results of their operations and their cash flows for the fiscal years then ended, all in conformity with GAAP.

                  4.07. Absence of Undisclosed Liabilities. As of the date of this Agreement, neither Loan Party nor any Subsidiary thereof has any material liability or obligation of any nature whatever (whether absolute, accrued, contingent or otherwise, whether or not due), forward or long-term commitments or unrealized or anticipated losses from unfavorable commitments, except as disclosed in the financial statements referred to in Section 4.06 hereof and the notes thereto.

                  4.08. Absence of Material Adverse Changes. Since March 31, 1999, there has been no material adverse change in the business, operations, condition (financial or otherwise), or prospects of the Guarantor and the Subsidiaries of the Guarantor taken as a whole, except as disclosed in the financial statements referred to in Section 4.06 hereof or otherwise disclosed in writing to the Lender.

                  4.09. Accurate and Complete Disclosure. All information heretofore, contemporaneously or hereafter provided (orally or in writing) by or on behalf of any Loan Party or any

Subsidiary of any Loan Party to the Lender pursuant to or in connection with any Loan Document or any transaction contemplated hereby or thereby is or will be (as the case may be) true and accurate in all material respects on the date as of which such information is dated (or, if not dated, when received by the Lender) and does not or will not (as the case may be) omit to state any material fact necessary to make such information not misleading at such time in light of the circumstances in which it was provided.

                  4.10. Margin Regulations. No part of the proceeds of any Revolving Credit Loan hereunder will be used for the purpose of buying or carrying any "margin stock," as such term is used in Regulations G and U of the Board of Governors of the Federal Reserve System, as amended from time to time, or to extend credit to others for the purpose of buying or carrying any "margin stock." Neither Loan Party nor any Subsidiary thereof is engaged in the business of extending credit to others for the purpose of buying or carrying "margin stock." Neither Loan Party nor any Subsidiary thereof owns any "margin stock." Neither the making of any Revolving Credit Loan nor any use of proceeds of any such Revolving Credit Loan will violate or conflict with the provisions of Regulation G, T, U or X of the Board of Governors of the Federal Reserve System, as amended from time to time.

                  4.11. Subsidiaries. Schedule 4.11 hereof states as of the date of this Agreement the authorized capitalization of each Subsidiary of the Guarantor, the number of shares of each class of capital stock issued and outstanding of each such Subsidiary, and the number and percentage of outstanding shares of each such class of capital stock owned by each Loan Party and by each Subsidiary thereof. The outstanding shares of each Subsidiary of each Loan Party have been duly authorized and validly issued and are fully paid and nonassessable. Each Loan Party and each Subsidiary thereof owns beneficially and of record and has good title to all of the shares it is listed as owning in such Schedule 4.11, free and clear of any Lien.

                  4.12. Partnerships, etc. Neither Loan Party nor any Subsidiary thereof is a partner (general or limited) of any partnership, is a party to any joint venture or owns (beneficially or of record) any equity or similar interest in any Person (including but not limited to any interest pursuant to which such Loan Party or Subsidiary has or may in any circumstance have an obligation to make capital contributions to, or be generally liable for or on account of the liabilities, acts or omissions of such other Person), except for (x) capital stock of Subsidiaries referred to in Section 4.11 hereof, (y) equity investments permitted under Section 7.07 hereof and (z) matters set forth in Schedule 4.12 hereof.

                  4.13. Ownership and Control. Schedule 4.13 hereof states as of the date of this Agreement the authorized capitalization of each Loan Party and the number of shares of each class of capital stock issued and outstanding of each Loan Party. All of the issued and outstanding shares of capital stock of the Borrower are owned beneficially and of record by a Subsidiary of the Guarantor and the Guarantor owns all of the issued and outstanding shares of capital stock of such Subsidiary. The outstanding shares of capital stock of each Loan Party have been duly authorized and validly issued and are fully paid and nonassessable. Except as set forth in Schedule 4.13 hereof, there are no options, warrants, calls, subscriptions, conversion rights, exchange rights, preemptive rights or other rights, agreements or arrangements (contingent or otherwise) which may in any circumstances now or hereafter obligate a Subsidiary of the Guarantor to issue any shares of its capital stock.

                  4.14. Litigation. There is no pending or (to a Loan Party's knowledge after due inquiry) threatened action, suit, proceeding or investigation by or before any Governmental Authority against or affecting any Loan Party or any Subsidiary thereof, except for (a) matters that if adversely decided, individually or in the aggregate, could not have a Material Adverse Effect and (b) the matters set forth on Schedule 4.14 hereof.

                  4.15. Absence of Events of Default. No event has occurred and is continuing and no condition exists which constitutes an Event of Default or Potential Default.

                  4.16. Absence of Other Conflicts. Neither any Loan Party nor any Subsidiary thereof is in violation of or conflict with, or is subject to any contingent liability on account of any violation of or conflict with:

                  (a) any Law,

                  (b) its certificate of incorporation or by-laws (or other constituent documents), or

                  (c) any agreement or instrument to which it is party or by which it or any of its properties (now owned or hereafter acquired) may be subject or bound, except for matters that, individually or in the aggregate, could not have a Material Adverse Effect.

                  4.17. Insurance. Each Loan Party and each Subsidiary thereof maintains with financially sound and reputable insurers insurance with respect to its properties and business and against at least such liabilities, casualties and contingencies and in at least such types and amounts as is customary in the case of corporations engaged in the same or a similar business or having similar properties similarly situated.

                  4.18. Title to Property. Each Loan Party and each Subsidiary thereof has good and marketable title in fee simple to all real property owned or purported to be owned by it and good title to all other property of whatever nature owned or purported to be owned by it, including but not limited to all property reflected in the most recent audited balance sheet referred to in
Section 4.06 hereof or submitted pursuant to Section 6.01(a) hereof, as the case may be (except as sold or otherwise disposed of in the ordinary course of business after the date of such balance sheet), in each case free and clear of all Liens, except for Liens permitted by Section 7.04.

                  4.19. Intellectual Property. Each Loan Party and each Subsidiary thereof owns, or is licensed or otherwise has the right to use, all the patents, trademarks, service marks, names (trade, service, fictitious or otherwise), copyrights, technology (including but not limited to computer programs and software), processes, data bases and other rights, free from burdensome restrictions, necessary to own and operate its properties and to carry on its business as presently conducted and presently planned to be conducted without material conflict with the rights of others.

                  4.20. Taxes. All tax and information returns required to be filed by or on behalf of any Loan Party or any Subsidiary thereof have been properly prepared, executed and filed. All taxes, assessments, fees and other governmental charges upon any Loan Party or any Subsidiary thereof or upon any of their respective properties, incomes, sales or franchises which are due and payable have been paid.

                  4.21. Employee Benefits. No accumulated funding deficiency (as defined in section 302 of ERISA and section 412 of the Code), whether or not waived, exists with respect to any Plan. No liability to the PBGC has been or is expected by a Loan Party or any Controlled Group Member to be incurred with respect to any Plan by a Loan Party, any Subsidiary thereof or any Controlled Group Member which does or would have a Material Adverse Effect. Neither Loan Party, any Subsidiary thereof nor any Controlled Group Member has contributed or presently contributes to any Multiemployer

Plan. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will be exempt from, or will not involve any transaction which is subject to, the prohibitions of section 406 of ERISA and will not involve any transaction in connection with which a penalty could be imposed under section 502(i) of ERISA or a tax could be imposed pursuant to section 4975 of the Code. A copy of the most recent Annual Report (5500 Series
Form) as of the date hereof including all attachments thereto as filed with the Internal Revenue Service for each Plan has been provided to the Lender and fairly presents the funding status of each Plan. There has been no material deterioration in any Plan's funding status since the date of such Annual Report.
Schedule 4.21 hereof sets forth as of the date hereof a list of all Plans and Multiemployer Plans, and all information available to a Loan Party with respect to the direct, indirect or potential withdrawal liability to any Multiemployer Plan of any Loan Party or any Controlled Group Member. Except as set forth in
Schedule 4.21 hereof, no Loan Party and no Subsidiary thereof has any liability (contingent or otherwise) for, or in connection with, and none of their respective properties is subject to a Lien in connection with, any Pension-Related Event. No Loan Party and no Subsidiary thereof has any liability (contingent or otherwise) for, or in connection with, any Postretirement Benefits. The PBGC premiums and contributions required to meet the minimum funding requirements of ERISA and the Code for all Plans have not exceeded $1,000,000 on an annual basis for any of the past three (3) years. The amount of unfunded benefit liabilities (as defined in Section 4001(a)(16) of ERISA), as certified to by the Plan's actuary, for any Plan do not exceed $1,000,000 and for all Plans do not exceed $1,000,000.

                  4.22. Environmental Matters.

                  (a) Each Loan Party and each Subsidiary thereof and each of their respective Environmental Affiliates is and has been in full compliance with all applicable Environmental Laws, except for matters which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. There are no circumstances that may prevent or interfere with such full compliance in the future.

                  (b) Each Loan Party and each Subsidiary thereof and their respective Environmental Affiliates have all Environmental Approvals necessary for the ownership and operation of their respective properties, facilities and businesses as presently owned and operated and as presently proposed to be owned and operated, except for such Environmental Approvals the absence of which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

                  (c) There is no Environmental Claim pending or to the knowledge of any Loan Party after due inquiry threatened, and, to the knowledge of any Loan Party, there are no past or present acts, omissions, events or circumstances that could form the basis of any Environmental Claim, against any Loan Party or any Subsidiary thereof or any of their respective Environmental Affiliates, except for matters which, if adversely decided, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

                  (d) No facility or property now or previously owned, operated or leased by any Loan Party or any Subsidiary thereof or any of their respective Environmental Affiliates is an Environmental Cleanup Site. To the knowledge of any Loan Party, neither any Loan Party nor any Subsidiary thereof nor any of their respective Environmental Affiliates has directly transported or directly arranged for the transportation of any Environmental Concern Materials to any Environmental Cleanup Site. No Lien exists, and no condition exists which could result in the filing of a Lien, against any property of any Loan Party or any Subsidiary thereof or any of their respective Environmental Affiliates, under any Environmental Law.

                  4.23. Solvency. On and as of the Closing Date, after consummation of the transactions contemplated herein and after giving effect to all Revolving Credit Loans and other obligations and liabilities being incurred on such date in connection therewith, and on the date of each subsequent Revolving Credit Loan, or other extension of credit hereunder and after giving effect to application of the proceeds thereof in accordance with the terms of the Loan Documents, each Loan Party is and will be Solvent.

                  4.24. Regulatory Status. Neither Loan Party nor any Subsidiary thereof is (a) an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended, (b) a "holding company" or a "subsidiary company" or an "affiliate" of a "holding company" or a "subsidiary company" of a "holding company", within the meaning of the Public Utility Act of 1935, as amended, or (c) a "public utility" within the meaning of the Federal Power Act, as amended.

                  4.25. Permits and Other Operating Rights. Each Loan Party and each Subsidiary thereof has all such valid and sufficient certificates of convenience and necessity, franchises, licenses, permits, operating rights and other authorizations from federal, state, regional, municipal or other governmental bodies having jurisdiction over such Person or any of its respective properties, as are necessary for the ownership, operation and maintenance of its businesses and properties, subject to exceptions and deficiencies which do not materially affect the business and operations of such Person or any material part thereof, and such certificates of convenience and necessity, franchises, licenses, permits, operating rights and other authorizations from federal, state, regional, municipal and other local regulatory bodies or administrative agencies or other governmental bodies having jurisdiction over such Person or any of its properties are free from burdensome restrictions or conditions of an unusual character or restrictions or conditions materially adverse the business or operations of such Person, and none of such Persons is in violation of any thereof in any material respect.

                  4.26. Year 2000 Compliance. The Guarantor has reviewed its operations and those of its Subsidiaries with a view to assessing whether their businesses, taken as a whole, will be vulnerable to a Year 2000 Problem. As of the date of this Agreement, the Guarantor has a reasonable basis to believe that, solely with respect to the internal operations of the Guarantor and its Subsidiaries under the direct control of such Person, and in view of the efforts of such Person to date to address a potential Year 2000 Problem and its ongoing remediation program, neither the Guarantor nor any of its Subsidiaries will experience a Year 2000 Problem that will have a Material Adverse Effect; provided, however, that nothing contained herein shall be deemed to be a representation or warranty that the operations, hardware, software, embedded chips or other systems of third parties with whom the Guarantor or any of its Subsidiaries interact will not cause a Year 2000 Problem that will have a Material Adverse Effect. "Year 2000 Problem" means any significant risk that computer hardware, software or equipment containing embedded microchips of the Guarantor or any of its Subsidiaries which is essential to their business operations will not, in the case of dates occurring after December 31, 1999, function at least as reliably as in the case of dates occurring before January 1, 2000, including the making of accurate leap year calculations, provided that all third party hardware, software, systems or equipment containing embedded microchips interacting with the Guarantor's or its Subsidiaries' computer hardware, software or equipment containing embedded microchips is also able to function in the same manner with respect to such dates and calculations.

                                    ARTICLE V
                              CONDITIONS OF LENDING

                  5.01. Conditions to Initial Revolving Credit Loans. The obligation of the Lender to make Revolving Credit Loans on the Closing Date is subject to the satisfaction, immediately prior to or concurrently with the making of such Revolving Credit Loan, of the following conditions precedent, in addition to the conditions precedent set forth in Section 5.02 hereof:

                  (a) Agreement; Revolving Credit Note. The Lender shall have received an executed counterpart of this Agreement, duly executed by each Loan Party, and the Revolving Credit Note conforming to the requirements hereof, duly executed on behalf of the Borrower.

                  (b) Corporate Proceedings. The Lender shall have received certificates by the Secretary or Assistant Secretary of each Loan Party dated as of the Closing Date as to (i) true copies of the certificates of incorporation and by-laws of each Loan Party in effect on such date, (ii) true copies of all corporate action taken by each Loan Party relative to this Agreement and the other Loan Documents and (iii) the incumbency and signature of the respective officers of each Loan Party executing this Agreement and the other Loan Documents to which such Loan Party is a party, together with satisfactory evidence of the incumbency of such Secretary or Assistant Secretary. The Lender shall have received certificates from the appropriate Secretaries of State or other applicable Governmental Authorities dated not more than thirty (30) days before the Closing Date showing the good standing of each Loan Party in its state of incorporation.

                  (c) Legal Opinion of Counsel to the Loan Parties. The Lender shall have received an opinion addressed to the Lender, dated the Closing Date, of counsel to each of the Loan Parties as to such matters as may be requested by the Lender and in form and substance satisfactory to the Lender.

                  (d) Upfront Fee. The Borrower shall have paid to the Lender a fee in the amount of $37,500.

                  (e) Fees, Expenses, etc. The Borrower shall have paid all out-of-pocket costs and expenses incurred by the Lender in connection with the preparation, execution and delivery of this Agreement and the other Loan Documents and in connection with the transactions contemplated hereby and thereby, including without limitation attorney's fees and costs, lien search fees, filing fees and appraisal costs.

                  (f) Additional Matters. All corporate and other proceedings, and all documents, instruments and other matters in connection with the transactions contemplated by this Agreement and the other Loan Documents shall be satisfactory in form and substance to the Lender.

                  5.02. Conditions to All Revolving Credit Loans. The obligation of the Lender to make any Loan is subject to performance by each of the Loan Parties of their respective obligations to be performed hereunder or under the other Loan Documents on or before the date of such Loan, satisfaction of the conditions precedent set forth herein and in the other Loan Documents and to satisfaction of the following further conditions precedent:

                  (a) Notice. Appropriate notice of such Revolving Credit Loan shall have been given by the Borrower as provided in Article II hereof.

                  (b) Representations and Warranties. Each of the representations and warranties made by each Loan Party herein and in each other Loan Document shall be true and correct in all material respects on and as of such date as if made on and as of such date (except for representations and warranties made as of the date of this Agreement, which need to be true and correct in all material respects only as of the date of this Agreement), both before and after giving effect to the Loans requested to be made on such date.

                  (c) No Defaults. No Event of Default or Potential Default shall have occurred and be continuing on such date or after giving effect to the Loans requested to be made on such date.

                  (d) No Violations of Law, etc. The making nor use of the Loans shall not cause the Lender to violate or conflict with any Law.

                  (e) No Material Adverse Change. There shall not have occurred, or be threatened, a material adverse change in the business, operations, assets or condition (financial or otherwise) or prospects of any Loan Party since the Closing Date.

Each request by the Borrower for any Loan shall constitute a representation and warranty by the Loan Parties that the conditions set forth in this Section 5.02 have been satisfied as of the date of such request. Failure of the Lender to receive notice from any Loan Party to the contrary before such Loan is made shall constitute a further representation and warranty by the Loan Parties that the conditions referred to in this Section 5.02 have been satisfied as of the date such Loan is made.


                                   ARTICLE VI
                              AFFIRMATIVE COVENANTS

                  The Loan Parties hereby covenant to the Lender as follows:

                  6.01. Basic Reporting Requirements.

                  (a) Annual Audit Reports. As soon as practicable, and in any event within one hundred twenty (120) days after the close of each fiscal year of the Guarantor, the Loan Parties shall furnish to the Lender consolidated statements of income, cash flows and changes in stockholders' equity of the Guarantor and its consolidated Subsidiaries for such fiscal year and a consolidated balance sheet of the Guarantor and its consolidated Subsidiaries as of the close of such fiscal year, and notes to each, all in reasonable detail, setting forth in comparative form the corresponding figures for the preceding fiscal year. Such financial statements shall be accompanied by an opinion of independent certified public accountants of recognized national standing selected by the Guarantor and reasonably satisfactory to the Lender. Such opinion shall be free of exceptions or qualifications not acceptable to the Lender and in any event shall be free of any exception or qualification which is of "going concern" or like nature or which relates to a limited scope of examination. Such opinion in any event shall contain a written statement of such accountants substantially to the effect that (i) such accountants examined such financial statements in accordance with generally accepted auditing standards and accordingly made such tests of accounting records and such other auditing procedures as such accountants considered necessary in the circumstances and
(ii) in the opinion of such accountants such financial statements present fairly the financial position of the Guarantor and its consolidated Subsidiaries as of the end of such fiscal year and the results of their operations and their cash flows and changes in stockholders' equity for such fiscal year, in conformity with GAAP.

                  (b) Quarterly Consolidated Reports. As soon as practicable, and in any event within sixty (60) days after the close of each of the first three fiscal quarters of each fiscal year of the Guarantor, the Loan Parties shall furnish to the Lender unaudited consolidated statements of income, cash flows and changes in stockholders' equity of the Guarantor and its consolidated Subsidiaries for such fiscal quarter and for the period from the beginning of such fiscal year to the end of such fiscal quarter and an unaudited consolidated balance sheet of the Guarantor and its consolidated Subsidiaries as of the close of such fiscal quarter, all in reasonable detail, setting forth in comparative form the corresponding figures for the same periods or as of the same date during the preceding fiscal year (except for the consolidated balance sheet, which shall set forth in comparative form the corresponding balance sheet as of the prior fiscal year end). Such financial statements shall be certified by a Responsible Officer of the Guarantor as presenting fairly the financial position of the Guarantor and its consolidated Subsidiaries as of the end of such fiscal quarter and the results of their operations and their cash flows and changes in stockholders' equity for such fiscal year, in conformity with GAAP, subject to normal and recurring year-end audit adjustments.

                  (c) Consolidating Reports. As soon as practicable, and in any event within sixty (60) days after the close of each of the first three fiscal quarters of each fiscal year of the Guarantor and one hundred twenty (120) days after the close of each fiscal year of the Guarantor, the Loan Parties shall furnish to the Lender unaudited consolidating statements of income of the Guarantor and each of its Subsidiaries for such fiscal quarter or fiscal year, as the case may be, and unaudited consolidating balance sheets of the Guarantor and each of its Subsidiaries as of the close of such fiscal quarter or fiscal year, as the case may be, all in reasonable detail. Such statements shall be certified by a Responsible Officer of the Guarantor as presenting fairly the financial position of the Guarantor and each of its Subsidiaries as of the end of such fiscal quarter or fiscal year, as the case may be, and the results of their operations for such fiscal quarter or fiscal year, as the case may be, in conformity with GAAP (exclusive of principles of consolidation), subject (in the case of quarterly reports) to normal and recurring year-end audit adjustments.

                  (d) Quarterly Compliance Certificates. The Loan Parties shall deliver to the Lender a Quarterly Compliance Certificate (herein so defined), duly completed and signed by a Responsible Officer of the Guarantor concurrently with the delivery of the financial statements referred to in subsections (a) and
(b) of this Section 6.01. The Quarterly Compliance Certificate will state, among other reasonable items: (i) that as of the date thereof no Event of Default or Potential Default has occurred and is continuing or exists, or if an Event of Default or Potential Default has occurred and is continuing or exists, specifying in detail the nature and period of existence thereof and any action with respect thereto taken or contemplated to be taken by the Loan Parties and
(ii) in reasonable detail the information and calculations necessary to establish compliance with the provisions of Sections 7.01, 7.02 and 7.03 hereof and (iii) in reasonable detail the information and calculations necessary to determine the Applicable Tier.

                  (e) Accountants' Certificate. Each set of financial statements delivered pursuant to Section 6.01(a) hereof shall be accompanied by (i) a certificate or report dated the date of such statements and balance sheet by the independent certified public accountants who opined on such financial statements stating in substance that they have reviewed this Agreement and that in making the examination necessary for their certification of such statements and balance sheet they did not become aware of any Event of Default or Potential Default, or if they did become so aware, such certificate or report shall state the nature and period of existence thereof, and (ii) a certificate or report dated as of the date of such financial statements by such accountants stating in reasonable detail the information and calculations necessary to establish compliance with the covenants set forth in Article VII hereof.

                  (f) Projections. As soon as practicable and in any event within thirty (30) days after the close of each fiscal year of the Guarantor, the Loan Parties shall furnish to the Lender a certificate signed by a Responsible Officer on behalf of the Guarantor containing a consolidated projection of the revenues, expenditures (capital or otherwise) and results of operations and cash position of the Guarantor and each Subsidiary of the Guarantor and the amounts and ratios described in Sections 7.01, 7.02 and 7.03 hereof as of the end of each month or, in the case of such amounts and ratios, as of the end of each fiscal quarter in the forthcoming fiscal year, together with a statement of the assumptions and estimates upon which such projections are based. Such projections, estimates and assumptions, as of the date of preparation thereof, shall be reasonable, made in good faith, shall be consistent with the Loan Documents, and shall represent the Guarantor's best judgment as to such matters.

                  (g) Certain Other Reports and Information. Promptly upon their becoming available to a Loan Party, such Loan Party shall deliver to the Lender a copy of (i) all regular or special reports, registration statements and amendments to the foregoing which such Loan Party or any Subsidiary of such Loan Party shall file with the Securities and Exchange Commission (or any successor thereto) or any securities exchange, (ii) all reports, proxy statements, financial statements and other information distributed by such Loan Party to its stockholders, bondholders or the financial community generally, and (iii) all accountants' management letters pertaining to, all other reports submitted by accountants in connection with any audit of, and all other reports from outside accountants with respect to, such Loan Party or any of its Subsidiaries.

                  (h) Further Information. Each Loan Party shall promptly furnish to the Lender such other information and in such form as the Lender may reasonably request from time to time.

                  (i) Notice of Certain Events. Promptly after a Responsible Officer's knowledge of any of the following, a Loan Party shall give the Lender notice thereof, together with a written statement of a Responsible Officer of such Loan Party setting forth the details thereof and any action with respect thereto taken or proposed to be taken by such Loan Party:

                  (i) Any Event of Default or Potential Default.

                  (ii) Any material adverse change in the business, operations or condition (financial or otherwise) or prospects of a Loan Party and its Subsidiaries taken as a whole.

                  (iii) Any pending or threatened action, suit, proceeding or investigation by or before any Governmental Authority against or affecting such Loan Party or any Subsidiary of such Loan Party, except for matters that if adversely decided, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

                  (iv) Any material violation, breach or default by such Loan Party or any Subsidiary of such Loan Party of or under any agreement or instrument material to the business, operations, condition (financial or otherwise) or prospects of such Loan Party and its Subsidiaries taken as a whole.

                  (v) Any Pension-Related Event. Such notice shall be accompanied by: (A) a copy of any notice, request, return, petition or other document received by such Loan Party or any

         Controlled Group Member from any Person, or which has been or is to be filed with or provided to any Person (including without limitation the Internal Revenue Service, PBGC or any Plan participant, beneficiary, alternate payee or employer representative), in connection with such Pension-Related Event, and (B) in the case of any Pension-Related Event with respect to a Plan, the most recent Annual Report (5500 Series), with attachments thereto, and the most recent actuarial valuation report, for such Plan.

                  (vi) Any Environmental Claim pending or threatened against such Loan Party or any Subsidiary of such Loan Party or any of their respective Environmental Affiliates, or any past or present acts, omissions, events or circumstances (including but not limited to any dumping, leaching, deposition, removal, abandonment, escape, emission, discharge or release of any Environmental Concern Material at, on or under any facility or property now or previously owned, operated or leased by such Loan Party or any Subsidiary of such Loan Party or any of their respective Environmental Affiliates) that could form the basis of such Environmental Claim, which Environmental Claim, if adversely resolved, individually or in the aggregate, could have a Material Adverse Effect.

                  (vii) The expiration or earlier termination of the License Agreement.

                  (viii) The occurrence of a Change of Control Event.

                  (j) Visitation; Verification. Each Loan Party shall permit such Persons as the Lender may designate from time to time, at such Loan Party's expense while an Event of Default is continuing and otherwise at the Lender's expense, to visit and inspect any of the properties of such Loan Party and of any Subsidiary of such Loan Party, to examine their respective books and records and take copies and extracts therefrom and to discuss their respective affairs with their respective directors, officers, key employees and independent accountants at such times and as often as the Lender may request. Each Loan Party hereby authorizes such officers, key employees and independent accountants to discuss with the Lender the affairs of such Loan Party and its Subsidiaries. The Lender shall have the right to examine and verify accounts, inventory and other properties and liabilities of each Loan Party and its Subsidiaries from time to time, and each Loan Party shall cooperate, and shall cause each of its Subsidiaries to cooperate, with the Lender in such verification.

                  6.02. Insurance. Each Loan Party shall, and shall cause each of its Subsidiaries to, maintain with financially sound and reputable insurers insurance with respect to its properties and business and against such liabilities, casualties and contingencies and of such types and in such amounts as is customary in the case of corporations engaged in the same or similar businesses or having similar properties similarly situated.

                  6.03. Payment of Taxes and Other Potential Charges and Priority Claims. Each Loan Party shall, and shall cause each of its Subsidiaries to, pay or discharge

                  (a) on or prior to the date on which penalties attach thereto, all taxes, assessments and other governmental charges imposed upon it or any of its properties;

                  (b) on or prior to the date when due, all lawful claims of materialmen, mechanics, carriers, warehousemen, landlords and other like Persons which, if unpaid, might result in the creation of a Lien upon any such property; and

                  (c) on or prior to the date when due, all other lawful claims which, if unpaid, might result in the creation of a Lien upon any such property or which, if unpaid, might give rise to a claim entitled to priority over general creditors of such Loan Party or Subsidiary in a case under Title 11 (Bankruptcy) of the United States Code, as amended;

provided, that unless and until foreclosure, distraint, levy, sale or similar proceedings shall have been commenced, such Loan Party or Subsidiary need not pay or discharge any such tax, assessment, charge or claim so long as (x) the validity thereof is contested in good faith and by appropriate proceedings diligently conducted, (y) such reserves or other appropriate provisions as may be required by GAAP shall have been made therefor.

                  6.04. Preservation of Corporate Status. Each Loan Party shall, and shall cause each of its Subsidiaries to, maintain its status as a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, and to be duly qualified to do business as a foreign corporation and in good standing in all jurisdictions in which the ownership of its properties or the nature of its business or both make such qualification necessary or advisable; provided, however, that a Subsidiary of a Loan Party (other than another Loan Party) may merge out of existence, liquidate, wind-up or dissolve if such merger, liquidation, winding-up or dissolution would not be disadvantageous, in any material respect, to a Loan Party and its Subsidiaries taken as a whole (as determined in good faith by the Guarantor) and will not adversely affect the Lender (as reasonably determined by the Lender).

                  6.05. Governmental Approvals and Filings. Each Loan Party shall, and shall cause each of its Subsidiaries to, keep and maintain in full force and effect all Governmental Actions necessary or advisable in connection with the execution and delivery of any Loan Document by any Loan Party, consummation by any Loan Party of the transactions herein or therein contemplated, performance of or compliance with the terms and conditions hereof or thereof by any Loan Party or to ensure the legality, validity, binding effect, enforceability or admissibility in evidence hereof or thereof.

                  6.06. Maintenance of Properties. Each Loan Party shall, and shall cause each of its Subsidiaries to, maintain or cause to be maintained in good repair, working order and condition the properties now or hereafter owned, leased or otherwise possessed by it (ordinary wear and tear excepted) and shall make or cause to be made all needful and proper repairs, renewals, replacements and improvements thereto so that the business carried on in connection therewith may be properly and advantageously conducted at all times. Each Loan Party shall, and shall cause each of its Subsidiaries to, procure and maintain in full force and effect all franchises, patents, trademarks, trade names, service marks, copyrights, licenses and other rights, in each case, that are necessary in any material respect for the business and operation of the Guarantor and its Subsidiaries, taken as a whole.

                  6.07. Avoidance of Other Conflicts. A Loan Party shall not, and shall not permit any of its Subsidiaries to, violate or conflict with, be in violation of or conflict with, or be or remain subject to any liability (contingent or otherwise) on account of any violation or conflict with

                  (a) any Law,

                  (b) its certificates of incorporation of by-laws (or other constituent documents), or

                  (c) any agreement or instrument to which it is party or by which any of them or any of their respective Subsidiaries is a party or by which any of them or any of their respective properties (now owned or hereafter acquired) may be subject or bound, except for matters that could not reasonably be expected , individually or in the aggregate, to have a Material Adverse Effect.

                  Each Loan Party shall, and shall cause each of its Subsidiaries and each of its Environmental Affiliates to, comply with, or operate pursuant to valid waivers of, applicable Environmental Laws, including, without limitation, to the extent required by applicable Environmental Laws, conducting, on a timely basis, periodic tests and monitoring for contamination of ground water, surface water, air and land and for biological toxicity and completing proper, thorough and effective clean-up, removal, remediation and/or restoration, except to the extent that failure so to comply with any Environmental Law does not have a Material Adverse Effect, and except that, with respect to any testing, monitoring, clean-up, removal, remediation or other such action required pursuant to such Environmental Laws, neither a Loan Party nor any of its Subsidiaries or Environmental Affiliates shall be required to perform any such action if the applicability or validity thereof is being contested in good faith by appropriate proceedings and adequate reserves have been established in accordance with GAAP.

                  6.08. Financial Accounting Practices. Each Loan Party shall, and shall cause each of its Subsidiaries to, make and keep books, records and accounts which, in reasonable detail, accurately and fairly reflect its transactions and dispositions of its assets and maintain a system of internal accounting controls sufficient to provide reasonable assurances that (a) transactions are executed in accordance with management's general or specific authorization, (b) transactions are recorded as necessary (i) to permit preparation of financial statements in conformity with GAAP and (ii) to maintain accountability for assets, (c) access to assets is permitted only in accordance with management's general or specific authorization and (d) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                  6.09. Use of Proceeds. The Borrower shall use the proceeds of the Revolving Credit Loans for repurchases of common stock and shall not use any such proceeds directly or indirectly for any unlawful purpose, in any manner inconsistent with Section 4.10 hereof, or inconsistent with any other provision of any Loan Document.

                  6.10. Continuation of or Change in Business. Each Loan Party and each of its Subsidiaries shall continue to engage in its business substantially as conducted and operated during the present and preceding fiscal year, and a Loan Party shall not, and shall not permit any of its Subsidiaries to, engage in any other business.

                  6.11. Consolidated Tax Return. A Loan Party shall not, and shall not suffer any of its Subsidiaries to, file or consent to the filing of any consolidated income tax return with any Person other than the Guarantor, the Borrower and their respective Subsidiaries.

                  6.12. Fiscal Year. The Loan Parties shall not, and shall not suffer any of their respective Subsidiaries to, change their respective fiscal year or fiscal quarter (except to conform to the fiscal year of the Loan Parties).

                                   ARTICLE VII
                               NEGATIVE COVENANTS

                  The Loan Parties hereby covenant to the Lender as follows:

                  7.01. Consolidated Net Worth. Consolidated Net Worth of the Guarantor shall not at any time during a fiscal year of the Guarantor be less than the sum of (x) $100,000,000 plus (y) 50% of the Guarantor's Consolidated Net Income for the immediately preceding fiscal year.

                  7.02. Leverage. As of the last day of each fiscal quarter, the Consolidated Leverage Ratio shall not be greater than 3.0 to 1.0.

                  7.03. Cash Flow. As of the last day of each fiscal quarter, the Consolidated Cash Flow Coverage Ratio shall not be less than 1.25 to 1.0.

                  7.04. Liens. A Loan Party shall not, and shall not permit any of its Subsidiaries to, at any time create, incur, assume or suffer to exist any Lien on any of its property (now owned or hereafter acquired), except for the following:

                  (a) Liens securing the obligations under the Existing Revolver and other Liens existing on the date hereof securing obligations existing on the date hereof, as such Liens and obligations are listed in Schedule 7.04 hereto (and extension, renewal and replacement Liens upon the same property theretofor subject to a listed Lien, provided the amount secured by each Lien constituting such an extension, renewal or replacement Lien shall not exceed the amount secured by the Lien theretofor existing);

                  (b) Liens arising from taxes, assessments, charges or claims described in Section 6.03 hereof that are not yet due or that remain payable without penalty or to the extent permitted to remain unpaid under the proviso to such Section 6.03;

                  (c) Liens incurred or deposits or pledges of cash or securities in the ordinary course of business to secure (i) workmen's compensation, unemployment insurance or other social security obligations, (ii) performance of bids, tenders, trade contracts (other than for payment of money) or leases, (iii) stay, surety or appeal bonds, or (iv) other obligations of a like nature incurred in the ordinary course of business;

                  (d) Liens by a Loan Party or a Subsidiary of a Loan Party on property securing all or part of the purchase price thereof and Liens (whether or not assumed) existing in property at the time of purchase thereof by a Loan Party or a Subsidiary of a Loan Party, provided that (i) such Lien is created before or substantially simultaneously with the purchase of such property by such Loan Party or such Subsidiary, (ii) such Lien is confined solely to the property so purchased, improvements thereto and proceeds thereof and (iii) the aggregate amount secured by all Liens described in this Section 7.04(d) shall not at any time exceed $10,000,000;

                  (e) Liens by a foreign Subsidiary of any Loan Party securing Indebtedness of such foreign Subsidiary permitted by Section 7.05(c) hereof;

                  (f) Liens resulting from the recharacterization of any Capital Lease permitted by Section 7.05(d) hereof;

                  (g)  Judgment liens fully bonded or stayed pending appeal;

                  (h) Liens in favor of the United States which arise in the ordinary course of business resulting from progress payments or partial payments under United States government contracts or subcontracts thereunder;

                  (i) Zoning restrictions, easements, minor restrictions on the use of real property, minor irregularities in the title thereto and other minor Liens that do not secure the payment of money or the performance of an obligation and that do not individually or in the aggregate materially detract from the value of a property or asset to, or materially impair its use in the business of, a Loan Party and its Subsidiaries, taken as a whole; and

                  (j) Liens securing Indebtedness in an amount not in excess of $1,000,000 at any one time outstanding.

                  7.05. Indebtedness. A Loan Party shall not, and shall not permit any of its Subsidiaries to, at any time create, incur, assume or suffer to exist any Indebtedness, except:

                  (a) Indebtedness to the Lender pursuant to the Existing Revolver, this Agreement and the other Loan Documents;

                  (b) Indebtedness of (i) the Guarantor pursuant to the Existing Revolver, this Agreement and the other Loan Documents and (ii) the Guarantor and its Subsidiaries existing on the date hereof and listed in Schedule 7.05 hereof, but not, with respect to clause (ii) only, any extensions, renewals or refinancings thereof;

                  (c) Indebtedness for borrowed money incurred by the Guarantor and its Subsidiaries from time to time; provided, that the aggregate principal amount of such Indebtedness shall not exceed $10,000,000 at any time;

                  (d) Indebtedness incurred by a Loan Party or any Subsidiary of a Loan Party from a Loan Party or Subsidiary of a Loan Party, provided that (i) any Subsidiary involved in any such lending arrangement be consolidated, for financial statement reporting purposes, with the Guarantor, (ii) any lending Person involved in any such lending arrangement be Solvent at the time of such lending arrangement and after giving effect thereto and (iii) the aggregate principal amount of Indebtedness under this Section 7.05(d) shall not exceed (y) $10,000,000 to any one Person and (z) and $30,000,000 in the aggregate to all such Persons; provided further, however, that the limitations set forth in clauses (iii)(y) and (iii)(z) of this Section 7.05(d) shall not, so long as no Potential Default or Event of Default exists, be applicable to Indebtedness of Guarantor to the Borrower;

                  (e) Capitalized Lease Obligations of the Guarantor and its Subsidiaries in an aggregate amount not in excess of $10,000,000 at any one time, provided that such Capitalized Leases are otherwise permitted by Section 7.13; and

                  (f) Indebtedness for borrowed money in the form of a note or notes payable by the Borrower to the order of BBox Holding Company, a Delaware corporation (the "Holding Company"), issued in connection with a Stock Payment made to the Holding Company or in connection with the payment of interest with respect to any such note or notes, which note or notes (i) shall be substantially in the form attached hereto as Exhibit B, or otherwise in form and substance satisfactory to the Lender and the Borrower, the Lender hereby agreeing that any such note or notes may have a stated term of seven (7) years, but be payable on demand and require the payment of interest on an annual basis, and (ii) shall be subordinated to the Revolving Credit Note on the terms identified in Exhibit C attached hereto; provided however, that this subparagraph shall be applicable only so long as the Holding Company is wholly owned, directly or indirectly, by the Guarantor;

provided, however, that Indebtedness borrowed by the Borrower from any Affiliate of the Borrower shall be subordinated to the Revolving Credit Note on the terms identified in Exhibit C attached hereto.

                  7.06. Guarantees, Indemnities of the Borrower, etc. The Loan Parties shall not, and shall not permit any of their respective Subsidiaries to, be or become subject to or bound by any Guaranty Equivalent, except for the Obligations owed to the Lender under the Loan Documents and:

                  (a) Contingent liabilities arising from the endorsement of negotiable or other instruments for deposit or collection or similar transactions in the ordinary course of business;

                  (b) Guaranty Equivalents securing Assured Obligations not in excess of $10,000,000 at any one time;

                  (c) Indemnities of the liabilities of its directors, officers and employees in their capacities as such as permitted by Law;

                  (d) Guaranty Equivalents constituting usual and customary indemnities with respect to liabilities (other than Indebtedness) in connection with an acquisition or disposition of stock or assets by any Loan Party or any Subsidiary of a Loan Party; and

                  (e) Guaranty Equivalents by any Loan Party or a Subsidiary of any Loan Party from time to time of Assured Obligations constituting Indebtedness permitted under Section 7.05(c) or (d).

                  7.07. Loans, Advances and Investments. The Loan Parties shall not, and shall not permit any of their respective Subsidiaries to, at any time make or suffer to exist or remain outstanding any loan or advance to, or purchase, acquire or own (beneficially or of record) any stock, bonds, notes or securities of, or any partnership interest (whether general or limited) in, or any other interest in, or make any capital contribution to or other investment in, any other Person, except:

                  (a) The capital stock of a Subsidiary of a Loan Party owned on the date hereof and listed on Schedule 4.11 hereto and the matters set forth on
Schedule 4.12 hereto;

                  (b) Loans or advances, so long as no Event of Default or Potential Default shall have occurred and be continuing or shall occur after giving effect thereto, permitted under Section 7.05(d);

                  (c) So long as no Event of Default or Potential Default shall have occurred and be continuing or shall occur after giving effect thereto, additional capital stock of any of the Subsidiaries listed on Schedule 4.11 hereto and additional interests with respect to those matters set forth on
Schedule 4.12 hereto or the capital stock of any new wholly owned Subsidiary of any Loan Party or of any existing wholly owned Subsidiary of a Loan Party; provided, that the acquisition of such additional interests shall not require the expenditure of more than $10,000,000 in the aggregate;

                  (d) So long as no Event of Default or Potential Default shall have occurred and be continuing or shall occur after giving effect thereto, investments in any other Person where (i) such Person is in the same or a similar line of business as any Loan Party or any Subsidiary of a Loan Party,
(ii) such investment is in the form of an Acquisition and (iii) the investment in such Person shall not exceed $50,000,000; provided, that where the consideration payable in connection with such Acquisition consists of any consideration other than the capital stock of the Guarantor, such non-stock investment in such Person shall not exceed $20,000,000 and in any fiscal year of the Guarantor, the commitments to make such non-stock investments shall not exceed $30,000,000 in the aggregate; and

                  (e) Cash Equivalent Investments.

                  7.08. Dividends and Related Distributions. A Loan Party shall not, and shall not permit any of its Subsidiaries to, declare or make any Stock Payment if an Event of Default or Potential Default shall have occurred and is continuing or if the same shall occur after giving effect thereto.

                  7.09. Sale-Leasebacks. A Loan Party shall not, and shall not permit any of its Subsidiaries to, at any time enter into or suffer to remain in effect any transaction to which such Loan Party or Subsidiary is a party involving the sale, transfer or other disposition by such Loan Party or Subsidiary of any property (now owned or hereafter acquired), with a view directly or indirectly to the leasing back of any part of the same property or any other property used for the same or a similar purpose or purposes.

                  7.10. Mergers, Acquisitions, etc. A Loan Party shall not, and shall not permit any of its Subsidiaries to (v) merge with or into or consolidate with any other Person, (w) liquidate, wind-up, dissolve or divide,
(x) acquire all or any substantial portion of the properties of any going concern or going line of business, or (y) acquire all or any substantial portion of the properties of any other Person other than in the ordinary course of business, except:

                  (a) Acquisitions (as defined herein) that satisfy the conditions set forth in Section 7.07(c) or (d) hereof; provided, however, that
(i) following such Acquisition the total of the unused portion of the Revolving Credit Commitment under and as defined in the Existing Revolver and the Revolving Credit Commitment hereunder must not be less than $7,500,000 and (ii) the aggregate amount of all Acquisitions during the term of this Agreement shall not exceed $50,000,000.

                  (b) Provided that no Event of Default or Potential Default shall occur and be continuing or shall exist at such time or after giving effect to such transaction, a Subsidiary of a Loan Party (other than another Loan Party) may merge out of existence, liquidate, wind-up or dissolve if such merger, liquidation, winding-up or dissolution (i) would not disadvantageous, in any material respect, to a Loan Party and its Subsidiaries taken as a whole (as determined in good faith by the Guarantor) and (ii) would not adversely affect the Lender (as reasonably determined by the Lender).

                  7.11. Dispositions of Properties. A Loan Party shall not, and shall not permit any of its Subsidiaries to, sell, convey, assign, lease, transfer, abandon or otherwise dispose of, voluntarily or involuntarily, any of its properties, except:

                  (a) Each Loan Party and each Subsidiary of each Loan Party may sell inventory in the ordinary course of business; and

                  (b) Each Loan Party and each Subsidiary of each Loan Party may dispose of equipment which is obsolete or no longer useful in the business of the Borrower or such Subsidiary;

provided, however, that a Loan Party will not, and will not permit any of its Subsidiaries to, sell, convey, assign, lease, license, transfer or otherwise permit use of, by any Person other than the Guarantor or any of its Subsidiaries, any customer or mailing list owned by a Loan Party or any of its Subsidiaries.

                  7.12. Dealings with Affiliates. A Loan Party shall not permit any of its Subsidiaries to, directly or indirectly deal with, in the ordinary course of business or otherwise, any Affiliate, except (a) any Affiliate who is a natural person may serve as an employee, officer, consultant and/or director of a Loan Party or any Subsidiary of a Loan Party and receive reasonable compensation for his or her services in such capacity, (b) in transactions which are pursuant to the reasonable requirements of such Person's business operations and which are on no less favorable terms to such Person than would be the case with a similar transaction with an unaffiliated Person negotiated at arm's length.

                  7.13. Capital Expenditures. A Loan Party shall not, and shall not permit any of its Subsidiaries to, make any Capital Expenditures on or after the date hereof if an Event of Default or Potential Default shall have occurred and is continuing or if the same shall occur after giving effect thereto.

                  7.14. Limitation on Other Restrictions on Liens. Except for
Section 7.04 of the Existing Revolver, the Loan Parties shall not, and shall not permit any of their Subsidiaries to, enter into, become or remain subject to any agreement or instrument to which such Person is a party or by which such Person or any of its properties (now owned or hereafter acquired) may be subject or bound that would prohibit the grant of any Lien upon any of its properties (now owned or hereafter acquired) or the payment of any Stock Payment, except the Loan Documents.

                  7.15 License Agreement. Without the prior written consent of the Lender, the Borrower shall not amend, modify or supplement the License Agreement in any manner that would be materially disadvantageous to the Borrower nor exercise any right to terminate the License Agreement.


                                  ARTICLE VIII
                                    DEFAULTS

                  8.01. Events of Default. An Event of Default shall mean the occurrence or existence of one or more of the following events or conditions (for any reason, whether voluntary, involuntary or effected or required by Law):

                  (a) Any Loan Party shall fail to pay when due principal of or interest on any Loan, any fees, indemnity or expenses, or any other amount due hereunder or under any other Loan Document.

                  (b) Any representation or warranty made or deemed made by any Loan Party or any Subsidiary of any Loan Party in or pursuant to or in connection with any Loan Document, or any statement made by any Loan Party or any Subsidiary of any Loan Party in any financial statement, certificate, report, exhibit or document furnished by any Loan Party or any Subsidiary of any Loan Party to the Lender pursuant to or in connection with any Loan Document, shall prove to have been false or misleading in any material respect as of the time when made or deemed made (including by omission of material information necessary to make such representation, warranty or statement not misleading).

                  (c) Any Loan Party shall default in the performance or observance of any covenant contained in Article VII hereof or the covenant contained in Section 6.01(i) hereof.

                  (d) Any Loan Party shall default in the performance or observance of any other material covenant, agreement or duty under this Agreement or any other Loan Document and such default shall have continued for a period of ten (10) Business Days.

                  (e) Any Loan Party or any Subsidiary of any Loan Party shall default beyond any applicable cure period in the payment of principal or interest on any obligation for borrowed money in excess of $500,000 or in the performance of any provision contained in any instrument under which any such obligation for borrowed money is created or secured (including the breach of any covenant thereunder) if an effect of such default is to cause, or permit any Person to cause such obligation to become due prior to its stated maturity, unless, solely with respect to a non-payment default (i) such Loan Party or such Subsidiary is actively and diligently contesting the existence of such default and (ii) the obligee has not taken any action to accelerate the maturity of such obligation or to exercise any other remedy available to it under such instrument.

                  (f) One or more judgments for the payment of money shall have been entered against any Loan Party or any Subsidiary of any Loan Party, which judgment or judgments exceed $2,000,000 in the aggregate, and such judgment or judgments shall have remained undischarged and unstayed for a period of thirty
(30) consecutive days.

                  (g) Any one or more Pension-Related Events referred to in subsection (a)(ii), (b) or (e) of the definition of "Pension-Related Event" shall have occurred; or any one or more other Pension-Related Events shall have occurred and the Lender shall determine in good faith (which determination shall be conclusive) that such other Pension-Related Events, individually or in the aggregate, could have a Material Adverse Effect.

                  (h) There shall have occurred a material adverse change in the business, condition (financial or otherwise), results of operations or prospects of any Loan Party.

                  (i) A proceeding shall have been instituted in respect of any Loan Party or any Subsidiary of any Loan Party

                  (i) seeking to have an order for relief entered in respect of such Person, or seeking a declaration or entailing a finding that such Person is insolvent or a similar declaration or finding, or seeking dissolution, winding-up, charter revocation or forfeiture, liquidation, reorganization, arrangement, adjustment, composition or other similar relief with respect to such Person, its assets or its debts under any Law relating to bankruptcy, insolvency, relief of debtors or protection of creditors, termination of legal entities or any other similar Law now or hereafter in effect, or

                  (ii) seeking appointment of a receiver, trustee, liquidator, assignee, sequestrator or other custodian for such Person or for all or any substantial part of its property and such proceeding shall result in the entry, making or grant of any such order for relief, declaration, finding, relief or appointment, or such proceeding shall remain undismissed and unstayed for a period of thirty (30) consecutive days.

                  (j) Any Loan Party or any Subsidiary of any Loan Party shall become insolvent; shall fail to pay, become unable to pay, or state that it is or will be unable to pay, its debts as they become due; shall voluntarily suspend transaction of its or his business; shall make a general assignment for the benefit of creditors; shall institute (or fail to controvert in a timely and appropriate manner) a proceeding described in Section 8.01(i)(i) hereof, or (whether or not any such proceeding has been instituted) shall consent to or acquiesce in any such order for relief, declaration, finding or relief described therein; shall institute (or fail to controvert in a timely and appropriate manner) a proceeding described in Section 8.01(i)(ii) hereof, or (whether or not any such proceeding has been instituted) shall consent to or acquiesce in any such appointment or to the taking of possession by any such custodian of all or any substantial part of its or his property; shall dissolve, wind-up, revoke or forfeit its charter (or other constituent documents) or liquidate itself or any substantial part of its property other than proceedings for the voluntary liquidation and dissolution of a Subsidiary of the Guarantor permitted by
Section 6.04 hereof; or shall take any action in furtherance of any of the foregoing.

                  (k) The expiration or earlier termination of the License Agreement.

                  (l) Any provision of Article III hereof shall cease to be in full force and effect, or the Guarantor shall deny or disaffirm its obligations thereunder.

                  (m) The Guarantor shall cease to own, directly or indirectly, one hundred percent (100%) of the outstanding capital stock of the Borrower.

                  (n) A Change of Control Event shall occur.

                  8.02. Consequences of an Event of Default.

                  (a) If an Event of Default specified in subsections (a) through (n) of Section 8.01 hereof shall occur and be continuing or shall exist, then, in addition to all other rights and remedies which the Lender may have hereunder or under any other Loan Document, at law, in equity or otherwise, the Lender shall be under no further obligation to make Revolving Credit Loans hereunder, and the Lender may by notice to the Borrower, from time to time do any or all of the following:

                  (i) Declare the Revolving Credit Commitment terminated, whereupon the Revolving Credit Commitment will terminate and any fees hereunder shall be immediately due and payable without presentment, demand, protest or further notice of any kind, all of which are hereby waived, and an action therefor shall immediately accrue.

                  (ii) Declare the unpaid principal amount of the Revolving Credit Loans, interest accrued thereon and all other Obligations to be immediately due and payable without presentment, demand, protest or further notice of any kind, all of which are hereby waived, and an action therefor shall immediately accrue.

                  (b) If an Event of Default specified in subsection (i) or (j) of Section 8.01 hereof shall occur or exist, then, in addition to all other rights and remedies which the Lender may have hereunder or under any other Loan Document, at law, in equity or otherwise, the Revolving Credit Commitment shall automatically terminate and the Lender shall be under no further obligation to make Revolving Credit Loans, and the unpaid principal amount of the Revolving Credit Loans, interest accrued thereon and all other Obligations shall become immediately due and payable without presentment, demand, protest or notice of any kind, all of which are hereby waived, and an action therefor shall immediately accrue.


                                   ARTICLE IX
                                  MISCELLANEOUS

                  9.01. Holidays. Whenever any payment or action to be made or taken hereunder or under any other Loan Document shall be stated to be due on a day which is not a Business Day, such payment or action shall be made or taken on the next following Business Day and such extension of time shall be included in computing interest or fees, if any, in connection with such payment or action.

                  9.02. Records. The unpaid principal amount of the Revolving Credit Loans, the unpaid interest accrued thereon, the interest rate or rates applicable to such unpaid principal amount, the duration of such applicability, and the accrued and unpaid Revolving Credit Commitment Fees shall at all times be ascertained from the records of the Lender, which shall be conclusive absent manifest error.

                  9.03. Amendments and Waivers. Neither this Agreement nor any Loan Document may be amended, modified or supplemented except by an agreement in writing signed by the party against whom enforcement of any such amendment, modification or supplement is sought.

                  9.04. No Implied Waiver; Cumulative Remedies. No course of dealing and no delay or failure of the Lender in exercising any right, power or privilege under this Agreement or any other Loan Document shall affect any other or future exercise thereof or exercise of any other right, power or privilege; nor shall any single or partial exercise of any such right, power or privilege or any abandonment or discontinuance of steps to enforce such a right, power or privilege preclude any further exercise thereof or of any other right, power or privilege. The rights and remedies of the Lender under this Agreement and any other Loan Document are cumulative and not exclusive of any rights or remedies which the Lender would otherwise have hereunder or thereunder, at law, in equity or otherwise.

                  9.05. Notices.

                  (a) Except to the extent otherwise expressly permitted hereunder or thereunder, all notices, requests, demands, directions and other communications (collectively "notices") under this Agreement or any other Loan Document shall be in writing (including telecopied communication) and shall be sent by first-class mail, or by nationally-recognized overnight courier, or by telecopier (with confirmation in writing mailed first-class or sent by such an overnight courier), or by personal delivery. All notices shall be sent to the applicable party at the address stated on the signature pages hereof or in accordance with the last unrevoked written direction from such party to the other parties hereto, in all cases with postage or other charges prepaid. Any such properly given notice shall be effective on the earliest to occur of receipt, telephone confirmation of receipt of telex or telecopy communication, one (1) Business Day after delivery to a nationally-recognized overnight courier, or three (3) Business Days after deposit in the mail, except Standard Notice, which shall be effective when received by the Lender.

                  (b) The Lender may rely on any notice (whether or not such notice is made in a manner permitted or required by this Agreement or any Loan Document) purportedly made by or on behalf of the Borrower or any other Loan Party, and the Lender shall have no duty to verify the identity or authority of any Person giving such notice.

                  9.06. Expenses; Taxes; Indemnity.

                  (a) The Borrower agrees to pay or cause to be paid and to save the Lender harmless against liability for the payment of all reasonable out-of-pocket costs and expenses (including but not limited to reasonable fees and expenses of counsel, including local counsel, auditors, consulting engineers, appraisers, and all other professional, accounting, evaluation and consulting costs) incurred by the Lender from time to time arising from or relating to (i) the negotiation, preparation, execution, delivery, administration and performance of this Agreement and the other Loan Documents,
(ii) any requested amendments, modifications, supplements, waivers or consents (whether or not ultimately entered into or granted) to this Agreement or any Loan Document, and (iii) the enforcement or preservation of rights under this Agreement or any Loan Document (including but not limited to any such costs or expenses arising from or relating to (A) collection or enforcement of an outstanding Revolving Credit Loan or any other amount owing hereunder or thereunder by the Lender and (B) any litigation, proceeding, dispute, work-out, restructuring or rescheduling related in any way to this Agreement or the Loan Documents).

                  (b) The Borrower hereby agrees to pay all stamp, document, transfer, recording, filing, registration, search, sales and excise fees and taxes and all similar impositions now or hereafter determined by the Lender to be payable in connection with this Agreement or any other Loan Document or any other documents, instruments or transactions pursuant to or in connection herewith or therewith, and the Borrower agrees to save the Lender harmless from and against any and all present or future claims, liabilities or losses with respect to or resulting from any omission to pay or delay in paying any such fees, taxes or impositions.

                  (c) The Borrower hereby agrees to reimburse and indemnify each of the Indemnified Parties from and against any and all losses, liabilities, claims, damages, expenses, obligations, penalties, actions, judgments, suits, costs or disbursements of any kind or nature whatsoever (including, without limitation, the reasonable fees and disbursements of counsel for such Indemnified Party in connection with any investigative, administrative or judicial proceeding commenced or threatened, whether or not such Indemnified Party shall be designated a party thereto) that may at any time be imposed on, asserted against or incurred by such Indemnified Party as a result of, or arising out of, or in any way related to or by reason of, this Agreement or any other Loan Document, any transaction from time to time contemplated hereby or thereby, or any transaction financed in whole or in part or directly or indirectly with the proceeds of any Revolving Credit Loan (and without in any way limiting the generality of the foregoing, including any violation or breach of any Environmental Law or any other Law by any Loan Party or any Subsidiary of any Loan Party or any Environmental Affiliate of any of them; any Environmental Claim arising out of the management, use, control, ownership or operation of property by any of such Persons, including all on-site and off-site activities involving Environmental Concern Materials; or any exercise by the Lender of any of its rights or remedies under this Agreement or any other Loan Document); but excluding any such losses, liabilities, claims, damages, expenses, obligations, penalties, actions, judgments, suits, costs or disbursements resulting solely from the gross negligence or willful misconduct of such Indemnified Party, as finally determined by a court of competent jurisdiction. If and to the extent that the foregoing obligations of the Borrower under this subsection (c), or any other indemnification obligation of the Borrower hereunder or under any other Loan Document, are unenforceable for any reason, the Borrower hereby agrees to make the maximum contribution to the payment and satisfaction of such obligations which is permissible under applicable Law.

                  9.07. Severability. The provisions of this Agreement are intended to be severable. If any provision of this Agreement shall be held invalid or unenforceable in whole or in part in any jurisdiction such provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without in any manner affecting the validity or enforceability thereof in any other jurisdiction or the remaining provisions hereof in any jurisdiction.

                  9.08. Prior Understandings. This Agreement and the other Loan Documents supersede all prior and contemporaneous understandings and agreements, whether written or oral, among the parties hereto relating to the transactions provided for herein and therein.

                  9.09. Duration; Survival. All representations and warranties of the each Loan Party contained herein or in any other Loan Document or made in connection herewith or therewith shall survive the making of, and shall not be waived by the execution and delivery, of this Agreement or any other Loan Document, any investigation by or knowledge of the Lender, the making of any Revolving Credit Loan or any other event or condition whatsoever. All covenants and agreements of each Loan Party contained herein or in any other Loan Document shall continue in full force and effect from and after the date hereof so long as the Borrower may borrow hereunder and until payment in full of all Obligations. Without limitation, all obligations of the Borrower hereunder or under any other Loan Document to make payments to or indemnify the Lender shall survive the payment in full of all other Obligations, termination of the Borrower's right to borrow and all other events and conditions whatever.

                  9.10. Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute but one and the same instrument.

                  9.11. Limitation on Payments. The parties hereto intend to conform to all applicable Laws in effect from time to time limiting the maximum rate of interest that may be charged or collected. Accordingly, notwithstanding any other provision hereof or of any other Loan Document, the Borrower shall not be required to make any payment to or for the account of the Lender, and the Lender shall refund any payment made by the Borrower, to the extent that such requirement or such failure to refund would violate or conflict with nonwaivable provisions of applicable Laws limiting the maximum amount of interest which may be charged or collected by the Lender.

                  9.12. Set-Off. Each Loan Party hereby agrees that, to the fullest extent permitted by law, if an Event of Default shall occur and be continuing, and if any Obligation of such Loan Party shall be due and payable (by acceleration or otherwise), the Lender shall have the right, without notice to such Loan Party, to set-off against and to appropriate and apply to such Obligation any indebtedness, liability or obligation of any nature owing to such Loan Party by the Lender, including but not limited to all deposits (whether time or demand, general or special, provisionally credited or finally credited, whether or not evidenced by a certificate of deposit) now or hereafter maintained by such Loan Party with the Lender. If an Event of Default shall occur and be continuing, such right shall be absolute and unconditional in all circumstances and, without limitation, shall exist whether or not the Lender or any other Person shall have given notice or made any demand to such Loan Party or any other Person, whether such indebtedness, obligation or liability owed to such Loan Party is contingent, absolute, matured or unmatured (it being agreed that the Lender may deem such indebtedness, obligation or liability to be then due and payable at the time of such setoff), and regardless of the existence or adequacy of any collateral, guaranty or any other security, right or remedy available to the Lender or any other Person. Each Loan Party hereby agrees that, to the fullest extent permitted by law, any Participant and any branch, subsidiary or affiliate of the Lender or any Participant shall have the same rights of set-off as the Lender as provided in this Section (regardless of whether such Participant, branch, subsidiary or affiliate would otherwise be deemed in privity with or a direct creditor of such Loan Party). The rights provided by this Section are in addition to all other rights of set-off and banker's lien and all other rights and remedies which the Lender (or any such Participant, branch, subsidiary or affiliate) may otherwise have under this Agreement, any other Loan Document, at law or in equity, or otherwise, and nothing in this Agreement or any Loan Document shall be deemed a waiver or prohibition of or restriction on the rights of set-off or bankers' lien of any such Person.

                  9.13. Successors and Assigns; Participations.

                  (a) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Loan Parties, the Lender, all future holders of the Revolving Credit Note, and their respective successors and assigns, except that neither the Lender nor any Loan Party may assign or transfer any of its rights hereunder or interests herein without the prior written consent of the other party (which consent shall not be unreasonably withheld or delayed) and any purported assignment without such consent shall be void.

                  (b) Participations. The Lender may, in the ordinary course of its commercial banking business and in accordance with applicable Law, at any time sell participations to one or more commercial banks or other Persons (each a "Participant") in all or a portion of its rights and obligations under this Agreement and the other Loan Documents (including, without limitation, all or a portion of the Revolving Credit Commitment and the Revolving Credit Loans owing to it and the Revolving Credit Note); provided, that

                  (i) the Lender's obligations under this Agreement and the other Loan Documents shall remain unchanged,

                  (ii) the Lender shall remain solely responsible to the Loan Parties for the performance of such obligations,

                  (iii) each Loan Party shall continue to deal solely and directly with the Lender in connection with the Lender's rights and obligations under this Agreement and each of the other Loan Documents, and

                  (iv) the Lender may enter into any amendment to this Agreement or to any of the other Loan Documents without the prior consent of any such Participant, except any amendment which would (A) increase the Revolving Credit Committed Amount, (B) extend the maturity of the principal of or any interest on any amount owed to the Lender by the Loan Parties under this Agreement or any of the other Loan Documents,
         (C) reduce the principal amount of or the rate of interest on any amount owed to the Lender by the Loan Parties under this Agreement or any of the other Loan Documents, (D) waive any Event of Default under this Agreement, or (E) release the Guarantor from any obligation hereunder.

Each Loan Party agrees that any such Participant shall be entitled to the benefits of Sections 2.10, 2.11 and 9.06 hereof with respect to its participation in the Revolving Credit Commitment and the Revolving Credit Loans outstanding from time to time; provided, that no such Participant shall be entitled to receive any greater amount pursuant to such Sections than the Lender would have been entitled to receive in respect of the amount of the participation transferred to such Participant had no such transfer occurred.

                  (c) Financial and Other Information. Each Loan Party authorizes the Lender to disclose to any Participant and any prospective transferee any and all financial and other information in the Lender's possession concerning any Loan Party and their respective Subsidiaries and affiliates which has been or may be delivered to the Lender by or on behalf of any Loan Party in connection with this Agreement or any other Loan Document or the Lender's credit evaluation of any Loan Party and their respective Subsidiaries and affiliates.

                  9.14. Governing Law; Submission to Jurisdiction: Waiver of Jury Trial; Limitation of Liability.

                  (a) Governing Law. THIS AGREEMENT AND ALL OTHER LOAN DOCUMENTS (EXCEPT TO THE EXTENT, IF ANY, OTHERWISE EXPRESSLY STATED IN SUCH OTHER LOAN DOCUMENTS) SHALL BE GOVERNED BY, CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE COMMONWEALTH OF PENNSYLVANIA, WITHOUT REGARD TO CHOICE OF LAW PRINCIPLES.

                  (b) Certain Waivers. EACH LOAN PARTY HEREBY IRREVOCABLY AND
UNCONDITIONALLY:

                           (i) AGREES THAT ANY ACTION, SUIT OR PROCEEDING BY ANY PERSON ARISING FROM OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR ANY STATEMENT, COURSE OF CONDUCT, ACT, OMISSION, OR EVENT OCCURRING IN CONNECTION HEREWITH OR THEREWITH (COLLECTIVELY, "RELATED LITIGATION") MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION SITTING IN ALLEGHENY COUNTY, PENNSYLVANIA, SUBMITS TO THE JURISDICTION OF SUCH COURTS, AND TO THE FULLEST EXTENT PERMITTED BY LAW AGREES THAT IT WILL NOT BRING ANY RELATED LITIGATION IN ANY OTHER FORUM (BUT NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE LENDER TO BRING ANY ACTION, SUIT OR PROCEEDING IN ANY OTHER FORUM);

                           (ii) WAIVES ANY OBJECTION WHICH IT MAY HAVE AT ANY TIME TO THE LAYING OF VENUE OF ANY RELATED LITIGATION BROUGHT IN ANY SUCH COURT, WAIVES ANY CLAIM THAT ANY SUCH RELATED LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM, AND WAIVES ANY RIGHT TO OBJECT, WITH RESPECT TO ANY RELATED LITIGATION BROUGHT IN ANY SUCH COURT, THAT SUCH COURT DOES NOT HAVE JURISDICTION OVER SUCH PERSON;

                           (iii) CONSENTS AND AGREES TO SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER LEGAL PROCESS IN ANY RELATED LITIGATION BY REGISTERED OR CERTIFIED U.S. MAIL, POSTAGE PREPAID, TO THE LOAN PARTY AT THE ADDRESS FOR NOTICES DESCRIBED IN SECTION 9.05 HEREOF, AND CONSENTS AND AGREES THAT SUCH SERVICE SHALL CONSTITUTE IN EVERY RESPECT VALID AND EFFECTIVE SERVICE (BUT NOTHING HEREIN SHALL AFFECT THE VALIDITY OR EFFECTIVENESS OF PROCESS SERVED IN ANY OTHER MANNER PERMITTED BY LAW); AND

                           (iv) WAIVES THE RIGHT TO TRIAL BY JURY IN ANY RELATED LITIGATION.

                  (c) Limitation of Liability. TO THE FULLEST EXTENT PERMITTED BY LAW, NO CLAIM MAY BE MADE BY A LOAN PARTY AGAINST THE LENDER OR ANY AFFILIATE,

DIRECTOR, OFFICER, EMPLOYEE, ATTORNEY OR AGENT OF THE LENDER FOR ANY SPECIAL, INCIDENTAL, INDIRECT, CONSEQUENTIAL OR PUNITIVE DAMAGES IN RESPECT OF ANY CLAIM ARISING FROM OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR ANY STATEMENT, COURSE OF CONDUCT, ACT, OMISSION, OR EVENT OCCURRING IN CONNECTION HEREWITH OR THEREWITH (WHETHER FOR BREACH OF CONTRACT, TORT OR ANY OTHER THEORY OF LIABILITY). EACH LOAN PARTY HEREBY WAIVES, RELEASES AND AGREES NOT TO SUE UPON ANY CLAIM FOR ANY SUCH DAMAGES, WHETHER SUCH CLAIM PRESENTLY EXISTS OR ARISES HEREAFTER AND WHETHER OR NOT SUCH CLAIM IS KNOWN OR SUSPECTED TO EXIST IN ITS FAVOR.

                  9.15. Confidentiality. In accordance with its usual and customary practices, the Lender shall maintain the confidentiality of Confidential Information (as hereinafter defined). "Confidential Information" means any materials, documents or information furnished by or on behalf of the Borrower in connection with this Agreement designated by or on behalf of any Loan Party as confidential, except that Confidential Information shall not include materials, documents or information that (a) is or becomes publicly available other than as a result of a breach of this Agreement, (b) becomes available to the Lender on a non-confidential basis from third party or (c) was available to the Lender on a non-confidential basis.

                  IN WITNESS WHEREOF, the parties hereto, by their officers thereunto duly authorized, have executed and delivered this Agreement as of the date first above written.


                                     BLACK BOX CORPORATION OF PENNSYLVANIA

                                     By: __________________________________

                                     Title: _______________________________

                                     Address for Notices:
                                     1000 Park Drive
                                     Pittsburgh, PA 15241
                                     Attn:  Anna M. Baird
                                     Telephone:  412/873-6750
                                     Telecopier:  412/873-6784

                                     BLACK BOX CORPORATION

                                     By: __________________________________

                                     Title: _______________________________

                                     Address for Notices:
                                     1000 Park Drive
                                     Pittsburgh, PA 15241
                                     Attn:  Anna M. Baird
                                     Telephone:  412/873-6750
                                     Telecopier:  412/873-6784

                                     MELLON BANK, N.A.

                                     By: __________________________________

                                     Title: _______________________________

                                     Address for Notices:
                                     230 Two Mellon Bank Center
                                     Pittsburgh, PA  15259
                                     Attn:  Mark T. Latterner
                                     Telephone:  412/236-1226
                                     Telecopier:  412/234-9010

                           Annex A To Credit Agreement


                  "Acquisition" of a Person shall mean the acquisition of all or substantially all of the assets of such Person, whether by acquisition of the assets of such Person or of the ownership interests of such Person, or otherwise.

                  "Affiliate" of a Person (the "Specified Person") shall mean any Person which directly or indirectly controls, or is controlled by, or is under common control with, the Specified Person. For purposes of the preceding sentence, "control" of a Person means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

                  "Applicable Margin" shall have the meaning set forth in
Section 2.04(b).

                  "Applicable Tier" shall have the meaning set forth in Annex B to this Agreement.

                  "Assured Obligation" shall have the meaning set forth in the definition of Guaranty Equivalent.

                  "Base Rate" shall have the meaning set forth in Section 2.04(a)(i) hereof.

                  "Base Rate Option" shall have the meaning set forth in Section 2.04(a)(i) hereof.

                  "Base Rate Portion" of any Revolving Credit Loan or Loans shall mean at any time the portion, including the whole, of such Revolving Credit Loan or Loans bearing interest at such time (a) under the Base Rate Option or (b) in accordance with Section 2.09(b)(ii) hereof. If no Revolving Credit Loan or Loans is specified, "Base Rate Portion" shall refer to the Base Rate Portion of all Revolving Credit Loans outstanding at such time.

                  "Business Day" shall mean any day other than a Saturday, Sunday, public holiday under the laws of the Commonwealth of Pennsylvania or other day on which banking institutions are authorized or obligated to close in Pittsburgh, Pennsylvania.

                  "Capital Expenditures" of any Person shall mean, for any period, all expenditures (whether paid in cash or accrued as liabilities during such period) of such Person during such period which would be classified as capital expenditures in accordance with GAAP (including, without limitation, expenditures for maintenance and repairs which are capitalized, and Capitalized Leases to the extent an asset is recorded in connection therewith in accordance with GAAP).

                  "Capitalized Lease" shall mean at any time any lease which is, or is required under GAAP to be, capitalized on the balance sheet of the lessee at such time, and "Capitalized Lease Obligation" of any Person at any time shall mean the aggregate amount which is, or is required under GAAP to be, reported as a liability on the balance sheet of such Person at such time as lessee under a Capitalized Lease.

                  "Cash Equivalent Investments" shall mean any of the following, to the extent acquired for investment and not with a view to achieving trading profits: (a) obligations fully backed by the full faith and credit of the United States of America maturing not in excess of nine (9) months from the date of acquisition, (b) commercial paper maturing not in excess of nine (9) months from the date of acquisition and rated "P-1" by Moody's Investors Service or "A-1" by Standard & Poor's Corporation on the date of acquisition, and (c) the following obligations of any domestic commercial bank having capital and surplus in excess of $500,000,000, which has, or the holding company of which has, a commercial paper rating meeting the requirements specified in clause (b) above:
(i) time deposits, certificates of deposit and acceptances maturing not in excess of nine (9) months from the date of acquisition, or (ii) repurchase obligations with a term of not more than seven (7) days for underlying securities of the type referred to in clause (a) above.

                  "CERCLA" shall mean the Comprehensive Environmental Response, Compensation and Liability Act, as amended, and any successor statute of similar import, and regulations thereunder, in each case as in effect from time to time.

                  "CERCLIS" shall mean the Comprehensive Environmental Response, Compensation and Liability Information System List, as the same may be amended from time to time.

                  "Change of Control Event" shall mean the beneficial ownership or acquisition by any Person or group of affiliated Persons (in any transaction or series of transactions) of (a) shares of the Guarantor representing more than fifty percent (50%) of the voting control of the Guarantor or (b) the power to elect, appoint or cause the election or appointment of at least a majority of the members of the board of directors of the Guarantor.

                  "Closing Date" shall mean the date of this Agreement.

                  "Code" means the Internal Revenue Code of 1986, as amended, and any successor statute of similar import, and regulations thereunder, in each case as in effect from time to time. References to sections of the Code shall be construed also to refer to any successor sections.

                  "Commitment Fee Rate" shall have the meaning set forth in
Section 2.02.

                  "Consolidated Cash Flow Coverage Ratio", as of the last day of any fiscal quarter, shall mean the ratio of (a) Consolidated EBITDA minus Capital Expenditures of the Guarantor minus charges against income for foreign, federal, state and local income Taxes to (b) the current maturities of long term Indebtedness of the Guarantor plus Consolidated Interest Expense, in each case for the 4 most recently completed fiscal quarters ending on such day, considered as a single accounting period. If an Acquisition occurs during such period, each element of the Consolidated Cash Flow Coverage Ratio shall be calculated on a pro forma basis as if the Acquisition had been made, and any Indebtedness or other obligations issued or incurred in connection therewith had been issued or incurred, as of the first day of such period. In making such pro forma calculation of the Consolidated Interest Expense with respect to Indebtedness or other obligations issued or incurred in connection with the Acquisition, interest expense thereon shall be calculated on the basis of an interest rate per annum not less than the one-month Euro-Rate as of the last day of such period plus an Applicable Margin determined on the basis of the Consolidated Leverage Ratio as of the last day of such period.

                  "Consolidated EBIT" for any period, with respect to the Guarantor and its consolidated Subsidiaries, shall mean the sum of (a) Consolidated Net Income of the Guarantor for such period, (b) Consolidated Interest Expense for such period and (c) charges against income for foreign, federal, state and local income taxes for such period, all as determined on a consolidated basis in accordance with GAAP.

                  "Consolidated EBITDA" for any period, with respect to the Guarantor and its consolidated Subsidiaries, shall mean the sum of (a) Consolidated EBIT for such period, (b) depreciation expense for such period, and
(c) amortization expense for such period, all as determined on a consolidated basis in accordance with GAAP plus noncash charges to the extent included in determining Consolidated Net Income for which no future cash expenditure is reasonably anticipated.

                  "Consolidated Interest Expense" for any period shall mean the total interest expense of the Loan Parties and their consolidated Subsidiaries for such period determined on a consolidated basis in accordance with GAAP.

                  "Consolidated Leverage Ratio", as of the last day of each fiscal quarter, shall mean the ratio of (a) the aggregate Indebtedness of the Guarantor and its consolidated Subsidiaries as of such day to (b) Consolidated EBITDA of the Guarantor and its consolidated Subsidiaries for the 4 most recently completed fiscal quarters ending on such day, considered as a single accounting period. If an Acquisition occurs during such period, (i) Consolidated EBITDA of the Guarantor and its consolidated Subsidiaries shall be calculated on a pro forma basis as if the Acquisition had been made as of the first day of such period and (ii) the aggregate Indebtedness of the Guarantor and its consolidated Subsidiaries as of the date of determination of the Consolidated Leverage Ratio shall include Indebtedness incurred in connection with and after giving effect to the Acquisition (and including, on a pro forma basis, all Indebtedness to be incurred in connection with the Acquisition, to the extent not incurred on such date).

                  "Consolidated Net Income" of any Person (the "Statement Person") for any period shall mean the net earnings (or loss) after taxes of the Statement Person and its consolidated Subsidiaries for such period determined on a consolidated basis in accordance with GAAP; provided, that there shall be deducted therefrom (a) income or loss accounted for by the Statement Person on the equity method because of the income (or deficit) during such period of any Person (other than a consolidated Subsidiary of the Statement Person) in which the Statement Person or any consolidated Subsidiary of the Statement Person has an ownership interest, but the deduction for such equity income shall be reversed to the extent that during such period an amount not in excess of such income has been actually received by the Statement Person or such consolidated Subsidiary of the Statement Person in the form of cash or property dividends or similar distributions, (b) the undistributed earnings of any consolidated Subsidiary of the Statement Person to the extent that the declaration or payment of dividends or similar distributions by such consolidated Subsidiary of the Statement Person is restricted (whether such restriction arises by operation of Law (including Law applicable to a foreign Subsidiary), by agreement, by its articles of incorporation or by-laws (or other constituent documents), or otherwise), (c) any restoration to income of any contingency reserve, except to the extent that provision for such reserve was made against income during such period, and (d) any gain arising from the acquisition of any securities, or the extinguishment, under GAAP, of any Indebtedness, of the Statement Person or any consolidated Subsidiary of the Statement Person.

                  "Consolidated Net Worth" of any Person at any time shall mean the total amount of stockholders' equity of such Person and its consolidated Subsidiaries at such time determined on a consolidated basis in accordance with GAAP (exclusive of the effects of foreign currency translations and the accrual of interest on any note receivable from an Affiliate of such Person unless paid in cash).

                  "Controlled Group Member" shall mean each trade or business (whether or not incorporated) which together with any Loan Party is treated as a single employer under Sections 4001(a)(14) or 4001(b)(1) of ERISA or Sections 414(b), (c), (m) or (o) of the Code.

                  "Corresponding Source of Funds" shall mean, with respect to any Funding Segment of the Euro-Rate Portion, the proceeds of hypothetical receipts by a Notional Euro-Rate Funding Office or by the Lender through a Notional Euro-Rate Funding Office of one or more Dollar deposits in the interbank eurodollar market at the beginning of the Euro-Rate Funding Period corresponding to such Funding Segment having maturities approximately equal to such Euro-Rate Funding Period and in an amount approximately equal to the principal amount of such Funding Segment.

                  "Dollar," "Dollars" and the symbol "$" shall mean lawful money of the United States of America.

                  "Environmental Affiliate" shall mean, with respect to any Person, any other Person whose liability (contingent or otherwise) for any Environmental Claim such Person has retained, assumed or otherwise is liable for (by Law, agreement or otherwise).

                  "Environmental Approvals" shall mean any Governmental Action pursuant to or required under any Environmental Law.

                  "Environmental Claim" shall mean, with respect to any Person, any action, suit, proceeding, investigation, notice, claim, complaint, demand, request for information or other written communication by any other Person (including but not limited to any Governmental Authority, citizens' group or present or former employee of such Person) alleging, asserting or claiming any actual or potential (a) violation of any Environmental Law, (b) liability under any Environmental Law or (c) liability for investigatory costs, cleanup costs, governmental response costs, natural resources damages, property damages, personal injuries, fines or penalties arising out of, based on or resulting from the presence, or release into the environment, of any Environmental Concern Materials at any location, whether or not owned by such Person, in violation of any Environmental Law.

                  "Environmental Cleanup Site" shall mean any location which is listed or proposed for listing on the National Priorities List, on CERCLIS or on any similar state list of sites requiring investigation or cleanup, or which is the subject of any pending or threatened action, suit, proceeding or investigation related to or arising from any alleged violation of any Environmental Law.

                  "Environmental Concern Materials" shall mean (a) any flammable substance, explosive, radioactive material, hazardous material, hazardous waste, toxic substance, solid waste, pollutant, contaminant or any related material, raw material, substance, product or by-product of any substance specified in or regulated by any Environmental Law (including but not limited to any "hazardous substance" as defined in CERCLA or any similar state Law), (b) any toxic chemical or other substance from or related to industrial, commercial or institutional activities, and (c) asbestos, gasoline, diesel fuel, motor oil, waste and used oil, heating oil and other petroleum products or compounds, polychlorinated biphenyls, radon and urea formaldehyde.

                  "Environmental Law" shall mean any Law, whether now existing or subsequently enacted or amended, relating to (a) pollution or protection of the environment, including natural resources, (b) exposure of Persons, including but not limited to employees, to Environmental Concern Materials, (c) protection of the public health or welfare from the effects of products, by-products, wastes, emissions, discharges or releases of Environmental Concern Materials or
(d) regulation of the manufacture, use or introduction into commerce of Environmental Concern Materials including their manufacture, formulation, packaging, labeling, distribution, transportation, handling, storage or disposal.

Without limitation, "Environmental Law" shall also include any Environmental Approval and the terms and conditions thereof.

                  "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended, and any successor statute of similar import, and regulations thereunder, in each case as in effect from time to time. References to sections of ERISA shall be construed also to refer to any successor sections.

                  "Euro-Rate" shall have the meaning set forth in Section 2.04(a)(ii) hereof.

                  "Euro-Rate Funding Period" shall have the meaning set forth in
Section 2.04(c) hereof.

                  "Euro-Rate Option" shall have the meaning set forth in Section 2.04(a)(ii) hereof.

                  "Euro-Rate Portion" of any Revolving Credit Loan or Loans shall mean at any time the portion, including the whole, of such Revolving Credit Loan or Loans bearing interest at any time under the Euro-Rate Option or at a rate calculated by reference to the Euro-Rate under Section 2.09(b)(i) hereof. If no Revolving Credit Loan or Loans is specified, "Euro-Rate Portion" shall refer to the Euro-Rate Portion of all Revolving Credit Loans outstanding at such time.

                  "Euro-Rate Reserve Percentage" shall have the meaning set forth in Section 2.04(a)(ii) hereof.

                  "Event of Default" shall mean any of the Events of Default described in Section 8.01 hereof.

                  "Existing Revolver" shall mean the Omnibus Credit Facility Agreement, dated February 12, 1999 between the Borrower, the Guarantor and the Lender, including any extensions, renewals or restatements thereof.

                  "Funding Breakage Date" shall have the meaning set forth in
Section 2.10(b) hereof.

                  "Funding Breakage Indemnity" shall have the meaning set forth in Section 2.10(b) hereof.

                  "Funding Segment" of the Euro-Rate Portion of the Revolving Credit Loans at any time shall mean the entire principal amount of the Euro-Rate Portion to which at the time in question there is applicable a particular Euro-Rate Funding Period beginning on a particular day and ending on a particular day. (By definition, the Euro-Rate Portion is at all times composed of an integral number of discrete Funding Segments and the sum of the principal amounts of all Funding Segments of the Euro-Rate Portion at any time equals the principal amount of the Euro-Rate Portion at such time.)

                  "GAAP" shall have the meaning set forth in Section 1.03 hereof.

                  "Governmental Action" shall have the meaning set forth in
Section 4.04 hereof.

                  "Governmental Authority" shall mean any government or political subdivision or any agency, authority, bureau, central bank, commission, department or instrumentality of either, or any court, tribunal, grand jury or arbitrator, in each case whether foreign or domestic.

                  "Guaranteed Obligations" shall mean all obligations from time to time of the Borrower to the Lender under or in connection with any Loan Document, whether for principal, interest, fees, indemnities, expenses or otherwise, and all refinancings or refundings thereof, whether such obligations are direct or indirect, otherwise secured or unsecured, joint or several, absolute or contingent, due or to become due, whether for payment or performance, now existing or hereafter arising (specifically including but not limited to obligations arising or accruing after the commencement of any bankruptcy, insolvency, reorganization or similar proceeding with respect to the Borrower or any other Person, or which would have arisen or accrued but for the commencement of such proceeding, even if the claim for such obligation is not enforceable or allowable in such proceeding). Without limitation of the foregoing, such obligations include all obligations arising from any extensions of credit under or in connection with the Loan Documents from time to time, regardless of whether any such extensions of credit are in excess of the amount committed under or contemplated by the Loan Documents or are made in circumstances in which any condition to extension of credit is not satisfied. Without limitation of the foregoing, the Lender (or any successive assignee or transferee) from time to time may assign or otherwise transfer all or any portion of its rights or obligations under the Loan Documents (including, without limitation, all or any portion of any commitment to extend credit), or any other Guaranteed Obligations, to any other Person, and such Guaranteed Obligations (including, without limitation, any Guaranteed Obligations resulting from extension of credit by such other Person under or in connection with the Loan Documents) shall be and remain Guaranteed Obligations entitled to the benefit of the Agreement.

                  "Guaranty Equivalent": A Person (the "Deemed Guarantor") shall be deemed to be subject to a Guaranty Equivalent in respect of any indebtedness, obligation or liability (the "Assured Obligation") of another Person (the "Deemed Obligor") if the Deemed Guarantor directly or indirectly guarantees, becomes surety for, endorses, assumes, agrees to indemnify the Deemed Obligor against, or otherwise agrees, becomes or remains liable (contingently or otherwise) for, such Assured Obligation. Without limitation, a Guaranty Equivalent shall be deemed to exist if a Deemed Guarantor agrees, becomes or remains liable (contingently or otherwise), directly or indirectly: (a) to purchase or assume, or to supply funds for the payment, purchase or satisfaction of, an Assured Obligation, (b) to make any loan, advance, capital contribution or other investment in, or to purchase or lease any property or services from, a Deemed Obligor (i) to maintain the solvency of the Deemed Obligor, (ii) to enable the Deemed Obligor to meet any other financial condition, (iii) to enable the Deemed Obligor to satisfy any Assured Obligation or to make any Stock Payment or any other payment, or (iv) to assure the holder of such Assured Obligation against loss, (c) to purchase or lease property or services from the Deemed Obligor regardless of the non-delivery of or failure to furnish of such property or services, (d) in a transaction having the characteristics of a take-or-pay or throughput contract or as described in paragraph 6 of FASB Statement of Financial Accounting Standards No. 47, or (e) in respect of any other transaction the effect of which is to assure the payment or performance (or payment of damages or other remedy in the event of nonpayment or nonperformance) of any Assured Obligation.

                  "Indebtedness" of a Person shall mean (without duplication, and in each case except for trade accounts payable arising in the ordinary course of business):

                  (a) All obligations on account of money borrowed by, or credit extended to or on behalf of, or for or on account of deposits with or advances to, such Person;

                  (b) All obligations of such Person evidenced by bonds, debentures, notes or similar instruments;

                  (c) All obligations of such Person for the deferred purchase price of property or services;

                  (d) All obligations secured by a Lien on property owned by such Person (whether or not assumed); and all obligations of such Person under Capitalized Leases (without regard to any limitation of the rights and remedies of the holder of such Lien or the lessor under such Capitalized Lease to repossession or sale of such property);

                  (e) The unreimbursed amount of all drawings under any letter of credit issued for the account of such Person;

                  (f) All obligations of such Person in respect of acceptances or similar obligations issued for the account of such Person;

                  (g) All obligations of such Person under a product financing or similar arrangement described in paragraph 8 of FASB Statement of Accounting Standards No. 49 or any similar requirement of GAAP;

                  (h) All obligations of such Persons under any Swaps; and

                  (i) All indebtedness of others as to which such Person is a Deemed Guarantor under a Guaranty Equivalent.

                  "Indemnified Parties" shall mean the Lender and its affiliates, and their respective directors, officers, employees, attorneys and agents.

                  "Law" shall mean any law (including common law), constitution, statute, treaty, convention, regulation, rule, ordinance, order, injunction, writ, decree or award of any Governmental Authority.

                  "LIBID Rate" as of any Funding Breakage Date shall mean the rate of interest determined in good faith by the Lender in accordance with its usual procedures (which determination shall be conclusive) to be the average of rates per annum for deposits in Dollars bid for by major money center banks in the euro-dollar interbank market for delivery on the Funding Breakage Date, which deposits are of an amount comparable to the Funding Segment that is paid, prepaid or converted to the Base Rate Option and which deposits mature on the last day of the corresponding Euro-Rate Funding Period (or if no such deposits mature on such date, the rate determined by standard securities interpolation methods as applied to deposits maturing as close as possible to, but earlier than, such date, and to deposits maturing as close as possible to, but later than, such date).

                  "License Agreement" shall mean that certain Trademark/Service Mark License Agreement, dated as of October 1, 1992, between BB Technologies, Inc. and the Borrower, as amended by Amendment No. 1 to the Trademark/Service Mark License Agreement, dated as of December 21, 1993, Amendment No. 2 to the Trademark/Service Mark License Agreement, dated as of May 6, 1994, and Amendment No. 3 to the Trademark/Service Mark License Agreement, dated as of July 1, 1995, and, subject to Section 7.15, as amended, modified or supplemented from time to time.

                  "Lien" shall mean any mortgage, deed of trust, pledge, lien, security interest, charge or other encumbrance or security arrangement of any nature whatsoever, including but not limited to any conditional sale or title retention arrangement, and any assignment, deposit arrangement or lease intended as, or having the effect of, security.

                  "Loan" or "Loans" shall mean Revolving Credit Loans or the Term Loan.

                  "Loan Documents" shall mean this Agreement, the Revolving Credit Note and all other agreements and instruments extending, renewing, refinancing or refunding any indebtedness, obligation or liability arising under any of the foregoing, in each case as the same may be amended, modified or supplemented from time to time hereafter.

                  "Loan Party" shall mean the Borrower and the Guarantor.

                  "London Business Day" shall mean a day for dealing in deposits in Dollars by and among banks in the London interbank market and which is a Business Day.

                  "Material Adverse Effect" shall mean: (a) a material adverse effect on the business, operations, condition (financial or otherwise) or prospects of a Loan Party and its Subsidiaries taken as a whole, (b) a material adverse effect on the ability of any Loan Party to perform or comply with any of the terms and conditions of any Loan Document, or (c) an adverse effect on the legality, validity, binding effect, enforceability or admissibility into evidence of any Loan Document, or the ability of the Lender to enforce any rights or remedies under or in connection with any Loan Document.

                  "Multiemployer Plan" shall mean any employee benefit plan which is a "multiemployer plan" within the meaning of Section 4001(a)(3) of ERISA and to which the Borrower or any Controlled Group Member has or had an obligation to contribute.

                  "Net Income" of any Person for any period shall mean the net earnings (or loss) after taxes of such Person for such period determined in accordance with GAAP (exclusive of principles of consolidation).

                  "Notional Euro-Rate Funding Office" shall have the meaning given to that term in Section 2.12(a) hereof.

                  "Obligations" shall mean all indebtedness, obligations and liabilities of the Borrower to the Lender from time to time arising under or in connection with or related to or evidenced by or secured by or under color of this Agreement or any other Loan Document, and all extensions, renewals or refinancings thereof, whether such indebtedness, obligations or liabilities are direct or indirect, otherwise secured or unsecured, joint or several, absolute or contingent, due or to become due, whether for payment or performance, now existing or hereafter arising. Without limitation of the foregoing, such indebtedness, obligations and liabilities include the principal amount of the Revolving Credit Loans, interest, fees, indemnities or expenses under or in connection with this Agreement or any other Loan Document, and all extensions, renewals and refinancings thereof, whether or not such Revolving Credit Loans were made in compliance with the terms and conditions of this Agreement or in excess of the obligation of the Lender to lend. Obligations shall remain Obligations notwithstanding any assignment or transfer or any subsequent assignment or transfer of any of the Obligations or any interest therein.

                  "Office," when used in connection with the Lender, shall mean its office located at Three Mellon Bank Center, Pittsburgh, Pennsylvania 15259, or at such other office or offices of the Lender or any branch, subsidiary or affiliate thereof as may be designated in writing from time to time by the Lender to the Borrower.

                  "Option" shall mean the Base Rate Option or the Euro-Rate Option, as the case may be.

                  "Participant" shall have the meaning set forth in Section 9.13(b) hereof.

                  "PBGC" means the Pension Benefit Guaranty Corporation established under Title IV of ERISA or any other governmental agency, department or instrumentality succeeding to the functions of said corporation.

                  "Pension-Related Event" shall mean any of the following events or conditions:

                  (a) Any action is taken by any Person (i) to terminate, or which would result in the termination of, a Plan, either pursuant to its terms or by operation of law (including, without limitation, any amendment of a Plan which would result in a termination under Section 4041(e) of ERISA), or (ii) to have a trustee appointed for a Plan pursuant to Section 4042 of ERISA;

                  (b) PBGC notifies any Person of its determination that an event described in Section 4042 of ERISA has occurred with respect to a Plan, that a Plan should be terminated, or that a trustee should be appointed for a Plan;

                  (c) Any Reportable Event occurs with respect to a Plan;

                  (d) Any action occurs or is taken which could result in any Loan Party becoming subject to liability for a complete or partial withdrawal by any Person from a Multiemployer Plan (including, without limitation, seller liability incurred under Section 4204(a)(2) of ERISA), or any Loan Party or any Controlled Group Member receives from any Person a notice or demand for payment on account of any such alleged or asserted liability; or

                  (e) (i) There occurs any failure to meet the minimum funding standard under Section 302 of ERISA or Section 412 of the Code with respect to a Plan, or any tax return is filed showing any tax payable under Section 4971(a) of the Code with respect to any such failure, or any Loan Party or any Controlled Group Member receives a notice of deficiency from the Internal Revenue Service with respect to any alleged or asserted such failure, or (ii) any request is made by any Person for a variance from the minimum funding standard, or an extension of the period for amortizing unfunded liabilities, with respect to a Plan.

                  "Person" shall mean an individual or a corporation, partnership, trust, unincorporated association, joint venture, joint-stock company, Governmental Authority or any other entity.

                  "Plan" means any employee pension benefit plan within the meaning of Section 3(2) of ERISA (other than a Multiemployer Plan) covered by Title IV of ERISA by reason of Section 4021 of ERISA, of which any Loan Party or any Controlled Group Member is or has been within the preceding five (5) years a "contributing sponsor" within the meaning of Section 4001(a)(13) of ERISA, or which is or has been within the preceding five (5) years maintained for employees of any Loan Party or any Controlled Group Member.

                  "Portion" shall mean the Base Rate Portion or the Euro-Rate Portion, as the case may be.

                  "Postretirement Benefits" shall mean any benefits, other than retirement income, provided by any Loan Party to retired employees, or to their spouses, dependents or beneficiaries, including, without limitation, group medical insurance or benefits, or group life insurance or death benefits.

                  "Potential Default" shall mean any event or condition which with notice, passage of time or a determination by the Lender, or any combination of the foregoing, would constitute an Event of Default.

                  "Prime Rate" as used herein, shall mean the interest rate per annum announced from time to time by Mellon Bank, N.A. as its prime rate.

                  "Regular Payment Date" means the first business day of each January, April, July and October.

                  "Reportable Event" means (a) a reportable event described in
Section 4043 of ERISA and regulations thereunder, (b) a withdrawal by a substantial employer from a Plan to which more than one employer contributes, as referred to in Section 4063(b) of ERISA, (c) a cessation of operations at a facility causing more than twenty percent (20%) of Plan participants to be separated from employment, as referred to in Section 4068(f) of ERISA, or (d) a failure to make a required installment or other payment with respect to a Plan when due in accordance with Section 412 of the Code or Section 302 of ERISA which causes the total unpaid balance of missed installments and payments (including unpaid interest) to exceed $750,000.

                  "Responsible Officer" with respect to any Loan Party shall mean the Chief Executive Officer, President, any Vice President, Treasurer, Chief Financial Officer or Controller of such Loan Party.

                  "Revolving Credit Commitment" shall have the meaning set forth in Section 2.01(a) hereof.

                  "Revolving Credit Commitment Fee" shall have the meaning set forth in Section 2.02 hereof.

                  "Revolving Credit Committed Amount" shall mean $30,000,000.

                  "Revolving Credit Loans" shall have the meaning set forth in
Section 2.01(a) hereof.

                  "Revolving Credit Maturity Date" shall mean August 25, 2000.

                  "Revolving Credit Note" shall mean the promissory note of the Borrower executed and delivered under Section 2.01(c) hereof, any promissory note issued in substitution therefor under Section 2.12(b), together with all extensions, renewals, refinancings or refundings thereof in whole or part.

                  "Solvent" means, with respect to any Person at any time, that at such time (a) the sum of the debts and liabilities (including, without limitation, contingent liabilities) of such Person is not greater than all of the assets of such Person at a fair valuation, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person has not incurred, will not incur, does not intend to incur, and does not believe that it will incur, debts or liabilities (including, without limitation, contingent liabilities) beyond such person's ability to pay as such debts and liabilities mature, (d) such Person is not engaged in, and is not about to engage in, a business or a transaction for which such person's property constitutes or would constitute unreasonably small capital, and (e) such Person is not otherwise insolvent as defined in, or otherwise in a condition which could in any circumstances then or subsequently render any transfer, conveyance, obligation or act then made, incurred or performed by it avoidable or fraudulent pursuant to, any Law that may be applicable to such Person pertaining to bankruptcy, insolvency or creditors' rights (including but not limited to the Bankruptcy Code of 1978, as amended, and, to the extent applicable to such Person, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act, or any other applicable Law pertaining to fraudulent conveyances or fraudulent transfers or preferences).

                  "Standard Notice" shall mean an irrevocable notice provided to the Lender on a Business Day which is

                  (a) At least one (1) Business Day in advance in the case of selection of, conversion to or renewal of the Base Rate Option or prepayment of any Base Rate Portion; and

         (b) At least three (3) London Business Days in advance in the case of selection of the Euro-Rate Option of any Euro-Rate Portion.

Standard Notice must be provided no later than 10:00 a.m., Pittsburgh time, on the last day permitted for such notice.

                  "Stock Payment" by any Person shall mean any dividend, distribution or payment of any nature (whether in cash, securities, or other property) on account of or in respect of any shares of the capital stock (or warrants, options or rights therefor) of such Person, including but not limited to any payment on account of the purchase, redemption, retirement, defeasance or acquisition of any shares of the capital stock (or warrants, options or rights therefor) of such Person, in each case regardless of whether required by the terms of such capital stock (or warrants, options or rights) or any other agreement or instrument.

                  "Subsidiary" of a Person at any time shall mean any corporation of which a majority (by number of shares or number of votes) of any class of outstanding capital stock normally entitled to vote for the election of one or more directors (regardless of any contingency which does or may suspend or dilute the voting rights of such class) is at such time owned directly or indirectly, beneficially or of record, by such Person or one or more Subsidiaries of such Person, and any trust of which a majority of the beneficial interest is at such time owned directly or indirectly, beneficially or of record, by such Person or one or more Subsidiaries of such Person.

                  "Swaps" shall mean, with respect to any Person, payment obligations with respect to interest rate swaps, currency swaps and similar obligations obligating such Person to make payments, whether periodically or upon the happening of a contingency. For the purposes of this Agreement, the amount of the obligation under any Swap shall be the amount determined in respect thereof as of the end of the then most recently ended fiscal quarter of such Person, based on the assumption that such Swap had terminated at the end of such fiscal quarter, and in making such determination, if any agreement relating to such Swap provides for the netting of amounts payable by and to such Person thereunder or if any such agreement provides for the simultaneous payment of amounts by and to such Person, then in each such case, the amount of such obligation shall be the net amount so determined.

                  "Taxes" shall have the meaning set forth in Section 2.11(a) hereof.

                  "Term Loan" shall have the meaning set forth in Section 2.13 hereof.

                  "Term Loan Note" shall have the meaning set forth in Section 2.13(c) hereof.


                                [END OF ANNEX A]

                           ANNEX B To Credit Agreement



----------------------------------------- --------------------------------------- --------------------------------------

            Applicable Tier                         Applicable Margin                      Commitment Fee Rate
========================================= ======================================= ======================================

Tier I                                                    .5000%                                 .2000%
----------------------------------------- --------------------------------------- --------------------------------------

Tier II                                                   .6250%                                 .2500%
----------------------------------------- --------------------------------------- --------------------------------------

Tier III                                                  .7500%                                 .3125%
----------------------------------------- --------------------------------------- --------------------------------------

Tier IV                                                   .8750%                                 .3125%
----------------------------------------- --------------------------------------- --------------------------------------

Tier V                                                    1.000%                                 .3750%
----------------------------------------- --------------------------------------- --------------------------------------


                  As used in this Agreement, the term "Applicable Tier" means, on any date, whichever of Tier I, Tier II, Tier III, Tier IV or Tier V applies on such date. Subject to the other provisions of this definition, on the Closing Date the Applicable Tier shall be Tier I. Thereafter, subject to the other provisions of this definition, (a) following the end of each fiscal quarter of the Guarantor, the Loan Parties shall prepare and deliver to the Lender in accordance with Section 6.01(d) a Quarterly Compliance Certificate, duly completed and signed by a Responsible Officer, computing which of the financial tests in the table set forth below the Loan Parties satisfy as of the last day of such fiscal quarter and (b) the Applicable Tier corresponding to such financial test shall take effect on the first day of the month following the month in which the Lender receives such Quarterly Compliance Certificate, and such Applicable Tier shall continue in effect until reset in accordance with this definition. If a Quarterly Compliance Certificate is not received by the Lender by the last day of the month in which it is required to be delivered under Section 6.01(d), then, without limiting any other rights and remedies of the Lender, the Applicable Tier shall be deemed to be Tier V for each day from and including the first day of the month in which such Quarterly Compliance Certificate was required to be delivered to and including the fifth day after the date on which such Quarterly Compliance Certificate is received by the Lender. Notwithstanding anything to the contrary in this definition, the Applicable Tier shall be deemed to be Tier V in each day on which an Event of Default has occurred and is continuing.

                  For purposes of the foregoing, the "Applicable Tier" shall be determined by using the following chart:


------------------------------------------------------------- ----------------------------------------------------------

                      Applicable Tier                                        Consolidated Leverage Ratio
============================================================= ==========================================================

Tier 1                                                        Less than or equal to 1.00 to 1
------------------------------------------------------------- ----------------------------------------------------------

Tier II                                                       Less than or equal to 1.50 and greater than 1.00 to
------------------------------------------------------------- ----------------------------------------------------------

Tier III                                                      Less than or equal to 2.00 and greater than 1.50 to 1
------------------------------------------------------------- ----------------------------------------------------------

Tier IV                                                       Less than or equal to 2.50 and greater than 2.00 to 1
------------------------------------------------------------- ----------------------------------------------------------

Tier V                                                        Less than or equal to 3.00 and greater than 2.50 to 1
------------------------------------------------------------- ----------------------------------------------------------


                                [END OF ANNEX B]